UNITED STATES
SECURITIES AND EXCHANGE COMMSSION
Washington, D. C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ABRAXAS PETROLEUM CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ABRAXAS PETROLEUM CORPORATION
18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

March 30, 2012

Dear Stockholders:

You are invited to attend the 2012 Annual Meeting of Stockholders of Abraxas Petroleum Corporation to be held on Friday, May 4, 2012, at 9:00 a.m., local time, at our corporate office located at 18803 Meisner Drive, San Antonio, Texas 78258.  We hope that you will be able to attend the meeting.  Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

Whether or not you expect to attend the annual meeting, it is important that you vote your shares.  We are offering multiple options for voting your shares.  All holders may vote their shares by mail or written ballot at the annual meeting.  If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions on each proxy card.  In order to vote your shares by mail, please mark, sign, and date the enclosed proxy and return it promptly in the enclosed envelope.

Thank you for your continued support of Abraxas Petroleum Corporation.

Robert L.G. Watson

Chairman of the Board, President,
                                                                                                        and Chief Executive Officer

ABRAXAS PETROLEUM CORPORATION
18803 Meisner Drive
San Antonio, Texas 78258

(210) 490-4788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 4, 2012

To the Stockholders of Abraxas Petroleum Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abraxas Petroleum Corporation (“Abraxas”) will be held at our corporate office located at 18803 Meisner Drive, San Antonio, Texas 78258, on Friday, May 4, 2012, at 9:00 a.m., local time, for the following purposes:

(1)	To elect as directors to the Abraxas Board of Directors the three nominees named below for a term of three years:

•	W. Dean Karrash
•	Paul A. Powell, Jr.
•	Robert L.G. Watson

(2)	To ratify the appointment of BDO USA, LLP as Abraxas’ independent registered public accounting firm for the year ending December 31, 2012;

(3)	To approve an amendment to the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan (“2005 Employee Plan”);

(4)	To approve, by advisory vote, a resolution on executive compensation; and

(5)	To transact any other business that has been properly brought before the meeting in accordance with the provisions of the Company’s Amended and Restated Bylaws.

Our Board recommends that you vote FOR Proposals 1, 2, 3 and 4.

We invite you to attend the annual meeting in person.  Whether or not you expect to attend the annual meeting, we urge you to mark, sign, date, and return the enclosed proxy card as soon as possible in the enclosed envelope.  If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions on each proxy card.  You may revoke your proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may vote your shares of Abraxas common stock in person.

The Board of Directors has fixed the close of business on March 28, 2012 as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof.

By Order of the Board of Directors

Stephen T. Wendel
SECRETARY

San Antonio, Texas
March 30, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 4, 2012

This proxy statement and our 2011 Annual Report on Form 10-K are available at www.abraxaspetroleum.com/proxy, which does not have “cookies” that identify visitors to the site.

ABRAXAS PETROLEUM CORPORATION

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

PROXY STATEMENT

_______________________

The Board of Directors of Abraxas Petroleum Corporation is soliciting proxies to vote shares of common stock at the 2012 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Friday, May 4, 2012, at Abraxas Petroleum Corporation located at 18803 Meisner Drive, San Antonio, Texas 78258, and at any adjournment thereof.  This proxy statement and the accompanying proxy are first being mailed to stockholders on or about March 30, 2012.  For ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose relevant to the annual meeting during regular business hours at Abraxas’ executive offices, located at the address set forth above.

Record Date; Shares Entitled To Vote; Quorum

The Board of Directors has fixed the close of business on March 28, 2012 as the record date for Abraxas stockholders entitled to notice of and to vote at the annual meeting.  Only holders of common stock as of the record date are entitled to vote at the annual meeting.  As of the record date, there were 92,328,057 shares of Abraxas common stock outstanding, which were held by approximately 1,179 holders of record.  Stockholders are entitled to one vote for each share of Abraxas common stock held as of the record date.

The holders of a majority of the outstanding shares of Abraxas common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting.  Abstentions and “broker non-votes” are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares.  A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under New York Stock Exchange rules.  A broker non-vote may also occur if your broker fails to vote your shares for any reason.  Proposals 1 (election of directors) and 3 (amendment to 2005 Employee Plan) are not considered routine matters under New York Stock Exchange rules, so your bank or broker will not have discretionary authority to vote your shares held in street name on those items.  Proposal 2 (ratification of the appointment of our independent registered public accounting firm) is considered a routine matter under New York Stock Exchange rules, so your bank or broker will have discretionary authority to vote your shares held in street name on that item.  Proposal 4 (say on pay) is an advisory matter and your bank or broker does not have discretionary authority to vote your shares held in street name on that item.

Important Information Regarding Voting Instructions:  Under the rules of the New York Stock Exchange, if you own shares in “street name” through a broker and do not vote, your broker may not vote your shares on proposals determined to be “non-routine.”  In such cases, the absence of voting instructions results in a “broker non-vote.”  Broker non-voted shares count toward achieving a quorum requirement for the annual meeting, but they do not affect the determination of whether the non-routine matter is approved or rejected.  The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm is the only matter in this proxy statement considered to be a routine matter for which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished.  Since Proposals 1, 3 and 4 are non-routine matters, broker non-voted shares will not count as votes cast and will not affect the determination of whether they are approved or rejected.  Therefore, it is important that you provide voting instructions to your broker.

Votes Required

The votes required for each proposal is as follows:

Election of Directors.  The nominees for director who receive the most votes will be elected.  Therefore, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your abstention will have no effect on the election of directors. To be elected, each director must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) at the meeting.  Non-votes are not considered votes cast “for” or “against” this proposal and will have no effect on the approval to elect directors.

Appointment of Independent Registered Public Accounting Firm.  The proposal to ratify the appointment of Abraxas’ independent registered public accounting firm must receive the affirmative vote of the holders of a majority of the total votes cast on the proposal.  Therefore, abstentions will have the same legal effect as a vote against the proposal.  Since this proposal is considered a “routine” matter, brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished.

2005 Employee Plan.  The proposal to amend the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan must receive the affirmative vote of the holders of a majority of the total votes cast on the proposal.  Therefore, abstentions will have the same legal effect as a vote against the proposal.  Non-votes are not considered votes cast “for” or “against” this proposal and will have no effect on the approval to amend the 2005 Employee Plan.

Advisory Vote on Executive Compensation.  The proposal to approve the compensation of Abraxas’ executive officers is an advisory vote and must receive the affirmative vote of the holders of a majority of the total votes cast on the proposal.  Non-votes are not considered votes cast “for” or “against” this proposal and will have no effect.

Voting of Proxies

Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting.  All valid, unrevoked proxies will be voted as directed.  In the absence of instructions to the contrary, properly executed proxies will be voted in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominees for director set forth herein.

If any matters other than those addressed on the proxy card are properly presented for action at the annual meeting, the persons named in the proxy will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name or with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by us.  As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for your use.

Beneficial Holder.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, bank or other nominee has enclosed a proxy card for your use.

How To Vote By Proxy; Revocability of Proxies

To vote by proxy, you must mark, sign, date, and return the proxy card in the enclosed envelope.  If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions on each proxy card.  Any Abraxas stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted.  Proxies may be revoked by:

•	delivering a written revocation of the proxy to the Abraxas Secretary before the annual meeting;

•	submitting a later-dated proxy by mail, telephone or the Internet; or

•	appearing at the annual meeting and voting in person.

Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.  An Abraxas stockholder whose shares are held in the name of a broker, bank or other nominee must bring a legal proxy from his, her or its broker, bank or other nominee to the meeting in order to vote in person.

Deadline for Voting by Proxy

In order to be counted, votes cast by proxy must be received prior to the annual meeting.

Solicitation of Proxies

Proxies will be solicited by mail.  Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers and employees of Abraxas.  Directors, officers and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses.  In addition to solicitation by mail, Abraxas will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners.  Abraxas will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so.  Abraxas will pay the cost of solicitation of proxies.

Important Information Regarding Delivery of Proxy Material

The Securities and Exchange Commission has adopted rules regarding how companies must provide proxy materials to their stockholders.  These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

•	the full set delivery option; or
•	the notice only option.

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others.

Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy material to its stockholders by mail as it would have done prior to the change in the rules.  In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website.

In connection with its 2012 Annual Meeting of Stockholders, Abraxas has elected to use the full set delivery option.  Accordingly, you should have received Abraxas’ proxy materials by mail.  These proxy materials include the Notice of Annual Meeting of Stockholders, proxy statement, proxy card and Annual Report on Form 10-K.  Additionally, Abraxas has posted these materials at www.abraxaspetroleum.com/proxy.

Notice Only Option

Under the notice only option, a company must post all proxy materials on a publicly-accessible website.  Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Material.”  The notice includes, among other matters:

•	information regarding the date and time of the annual meeting of stockholders as well as the items to be considered at the meeting;
•	information regarding the website where the proxy materials are posted; and
•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

Abraxas May Use the Notice Only Option in the Future

Although Abraxas elected to use the full set delivery option in connection with the 2012 Annual Meeting of Stockholders, it may choose to use the notice only option in the future.  By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of paper products.  Many companies that have used the notice only option have also experienced a lower participation rate resulting in fewer stockholders voting at the annual meeting.  Abraxas plans to evaluate the future possible cost savings as well as the possible impact on stockholder participation as it considers future use of the notice only option.

Householding

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials.  This process, which is commonly referred to as “householding,” potentially results in extra convenience for stockholders, cost savings for companies and conservation of paper products.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, you may:

•	Send a written request to Investor Relations, Abraxas Petroleum Corporation, 18803 Meisner Drive, San Antonio, Texas 78258, if you are a stockholder of record; or

•	Notify your broker, if you hold your shares in street name.

PROPOSAL ONE

Election of Directors

Abraxas’ Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting.   At this year’s meeting, three Class I directors are to be elected for a term of three years to hold office until the expiration of their term in 2015, or until a successor has been elected and duly qualified.  The nominees for Class I director are W. Dean Karrash, Paul A. Powell, Jr. and Robert L.G. Watson.  Messrs. Powell and Watson are currently directors and Mr. Karrash has been an advisory director of Abraxas since 2011.  Franklin A. Burke, who has been a director of Abraxas since 1992, has informed the Company that he is retiring and will not stand for re-election when his term expires this year.  Mr. Burke has agreed to serve as a Director Emeritus.

Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected.  The enclosed proxy card provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director.  If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominees for director.  In determining whether this item has received the required number of affirmative votes, abstentions will have no effect.  Non-votes are not considered votes cast “for” or “against” this proposal at the annual meeting and will have no effect on the approval to elect directors.

The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

Board of Directors and Executive Officers

The following table sets forth the names, ages, and positions of the executive officers and directors of Abraxas.  The term of the Class I directors expires in 2012, the term of the Class II directors expires in 2014 and the term of the Class III directors expires in 2013.

Name and Municipality of Residence	Age	Office	Class
Robert L.G. Watson San Antonio, Texas	61	Chairman of the Board, President and Chief Executive Officer	I
C. Scott Bartlett, Jr. Richmond Hill, Georgia	78	Director	II
Franklin A. Burke Doyleston, Pennsylvania	78	Director Emeritus (retiring in 2012)	—
Harold D. Carter Dallas, Texas	73	Director	III
Ralph F. Cox Fort Worth, Texas	79	Director	II
W. Dean Karrash North Wales, Pennsylvania	50	Advisory Director (standing for election in 2012)	I (1)
Dennis E. Logue Enfield, New Hampshire	68	Director	II
Brian L. Melton Overland Park, Kansas	42	Director	III
Paul A. Powell, Jr. Roanoke, Virginia	66	Director	I
Edward P. Russell Stilwell, Kansas	48	Director	III
Barbara M. Stuckey San Antonio, Texas	43	Vice President – Chief Financial Officer and Assistant Secretary	—
Lee T. Billingsley San Antonio, Texas	59	Vice President – Exploration	—
William H. Wallace Blanco, Texas	54	Vice President – Operations	—
Peter A. Bommer San Antonio, Texas	55	Vice President – Engineering	—
Stephen T. Wendel San Antonio, Texas	62	Vice President – Land & Marketing and Secretary	—
G. William Krog, Jr. San Antonio, Texas	58	Chief Accounting Officer	—

(1)	Subject to stockholder approval.

Executive Officers

Robert L.G. Watson has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977.  Mr. Watson also currently serves on the board of managers of Blue Eagle Energy, LLC, a joint venture between Abraxas and Rock Oil Company, LLC, to develop the Eagle Ford Shale play in South Texas. From January 2003 to July 2009, Mr. Watson served as Chairman of the Board, Chief Executive Officer and director of Grey Wolf Exploration Inc., which we refer to as Grey Wolf, an oil and gas exploration and production company and which was, until February 2005, a wholly-owned subsidiary of Abraxas.  From May 1996 to January 2003, Mr. Watson served as President, Chairman of the Board and a director of Grey Wolf Exploration, Inc., a former wholly-owned subsidiary of Abraxas, which we refer to as Old Grey Wolf, the capital stock of which was sold by Abraxas in January 2003.  From November 1996 to January 2003, Mr. Watson was Chairman of the Board, President and a director of Canadian Abraxas Petroleum Limited, which we refer to as Canadian Abraxas, a former wholly-owned Canadian subsidiary of Abraxas, the capital stock of which was sold by Abraxas in January 2003.  Prior to forming Abraxas, Mr. Watson held petroleum engineering positions with Tesoro Petroleum Corporation and DeGolyer and MacNaughton.  Mr. Watson received a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University in 1972 and a Master of Business Administration degree from the University of Texas at San Antonio in 1974.

Barbara M. Stuckey has served as Vice President – Chief Financial Officer and Assistant Secretary since 2011.  Ms. Stuckey joined Abraxas in 1997 and has held positions in investor relations, corporate finance, land and marketing, most recently as Vice President – Corporate Finance.  Prior to joining Abraxas, Ms. Stuckey was a paralegal and a flight instructor.  Ms. Stuckey received a Bachelor of Arts degree from the University of Texas at San Antonio in 1991 and a Master of Business Administration degree from the Bordeaux Business School in 2004.

Lee T. Billingsley has served as Vice President – Exploration since 1998.  Dr. Billingsley founded Sandia Oil & Gas Corp. in 1983 and served as its President until Sandia merged into Abraxas in 1998.  Prior to forming Sandia, Dr. Billingsley worked for Tenneco Oil Company and American Quasar Petroleum.  Dr. Billingsley served as President of the American Association of Petroleum Geologists (AAPG) for the 2006-2007 term. Dr. Billingsley holds three degrees in Geology, Bachelor of Science and Doctorate from Texas A&M University and Master of Science from Colorado School of Mines.

William H. Wallace has served as Vice President – Operations since 2000.  Mr. Wallace served as Abraxas’ Superintendent/Senior Operations Engineer, from 1995 to 2000.  Prior to joining Abraxas, Mr. Wallace worked for Dorchester Gas Producing Company and Parker and Parsley.  Mr. Wallace received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1981.

Peter A. Bommer has served as Vice President – Engineering since 2012 and as Manager of Special Projects since 2007.  Prior to joining Abraxas, Mr. Bommer owned and ran the day-to-day operations of Bommer Engineering, a privately held engineering firm for over 25 years.  Mr. Bommer received a Bachelor of Science in Petroleum Engineering degree from the University of Texas in 1978 and a Master of Theology degree from Dallas Theological Seminary in 1999.  Mr. Bommer also holds the Professional Engineer designation.

Stephen T. Wendel has served as Vice President - Land and Marketing since 1990 and as Corporate Secretary since 1988.  Mr. Wendel served as Abraxas’ Manager of Joint Interests and Natural Gas Contracts, from 1982 to 1990.  Prior to joining Abraxas, Mr. Wendel held accounting, auditing and marketing positions with Tenneco Oil Company and Tesoro Petroleum Corporation.  Mr. Wendel also serves as a director of the Corporation Board and the Development Board of Texas Lutheran University.  Mr. Wendel received a Bachelor of Business Administration degree in Accounting from Texas Lutheran University in 1971.

G. William Krog, Jr. has served as Chief Accounting Officer since 2011.  Mr. Krog joined Abraxas in 1995 and most recently served as Information Systems / Financial Reporting Director.  Prior to joining Abraxas, Mr. Krog was an independent accountant in private practice.  Mr. Krog received a Bachelor of Business Administration degree from the University of Texas at Austin in 1976 and is a Certified Public Accountant.

Director Nominees

W. Dean Karrash, an advisory director of Abraxas since November 2011, serves as Executive Vice President and Chief Financial Officer of Burke, Lawton, Brewer & Burke, LLC, a securities brokerage firm.  Mr. Karrash joined the firm in 2004 and also serves as a Portfolio Manager with BLB&B Advisors, LLC.  Mr. Karrash has over twenty five years of experience in the financial services industry and previously served as President and Chief Executive Officer of Rutherford, Brown & Catherwood, LLC and Chief Financial Officer of Walnut Asset Management, LLC.  Early in Mr. Karrash’s career, he served as Vice President of Finance for Lincoln Investment Planning Inc. and as a Senior Manager with Pricewaterhouse Coopers (formally Coopers & Lybrand).  Mr. Karrash is currently a member of FINRA’s Financial and Operations Committee and a past member of the Small Firm Advisory Board and District 9 Business Conduct Committee.  Mr. Karrash is a Certified Public Accountant, Certified Financial Planner and is registered with FINRA and holds Series 7, 24, 27, 53 and 65 licenses.  Mr. Karrash received a Bachelor of Science degree in Accounting from Pennsylvania State University and a Master of Business Administration degree from Temple University’s Executive MBA program.

Paul A. Powell, Jr., a director of Abraxas since August 2005, has served as Vice President and director of Mechanical Development Co., Inc. a maker of precision production machine parts, since 1984.  Mr. Powell is a managing partner of Claytor Equity Partners, Cortland Partners, JWM Partners, Emory Partners and Burnett Partners.  Mr. Powell is also manager of Westpoint (2002) LLC, Westpoint (2002) General Limited Partnership and WMP Properties LLC, and co-manager of Emisshield, LLC.  Mr. Powell currently serves on the board of trustees of Emory & Henry College and as trustee for numerous charitable trusts.  Mr. Powell previously served as a director of Abraxas from 1987 to 1999 and as an advisory director from 1999 to August 2005, in addition to previously serving on the board of the Blue Ridge Mountain Council of the Boy Scouts of America.  Mr. Powell attended Emory & Henry College and graduated from National Business College with a degree in Accounting.

Robert L.G. Watson, Abraxas’ Chairman of the Board, President and Chief Executive Officer, has been re-classified as a Class I director with a term expiring in 2012.

Directors with Terms Expiring in 2013 and 2014

C. Scott Bartlett, Jr., a director of Abraxas since December 1999, has over 50 years of commercial banking experience, the most recent being with National Westminster Bank USA (prior to being acquired by Bank of America), ultimately serving as Executive Vice President, Senior Lending Officer and Chairman of the Credit Policy Committee.  Mr. Bartlett previously served as a director of NVR, Inc., a publicly-traded, nationwide home builder, from 1993 to 2009, and where he also served on the audit committee for 15 years.  Mr. Bartlett attended Princeton University, and has a certificate in Advanced Management from Pennsylvania State University.

Harold D. Carter, a director of Abraxas since October 2003, has over 40 years of oil and gas industry experience and has been an independent consultant since 1990.  Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company (USA).  Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989.  Mr. Carter has served as a director of Longview Energy Company, a privately-owned oil and gas exploration and production company, since 1999.  Mr. Carter also serves as Vice Chairman of the Board of Trustees for the Texas Scottish Rite Hospital for Children.  Mr. Carter previously served as a director of Abraxas from 1996 to 1999 and as an advisory director from 1999 to October 2003.  Mr. Carter also previously served as a director of Brigham Exploration Company, a publicly-traded oil and gas company, from 1998 to 2011 and as a director of Energy Partners. Ltd, a publicly-traded oil and gas exploration and production company, from 2000 to 2009. Mr. Carter received a Bachelor of Business Administration degree in Petroleum Land Management from the University of Texas and completed the Program for Management Development at the Harvard University Business School.

Ralph F. Cox, a director of Abraxas since December 1999, has over 50 years of oil and gas industry experience, over 30 of which was with Atlantic Richfield Company (ARCO).  Mr. Cox retired from ARCO in 1985 after serving as Vice Chairman.  Mr. Cox then joined Union Pacific Resources, retiring in 1989 as President and Chief Operating Officer.  Mr. Cox then joined Greenhill Petroleum Corporation as President until leaving in 1994 to pursue a consulting business.  Mr. Cox currently serves as a trustee for Fidelity Mutual Funds.  Mr. Cox also serves as a director of Validus International, a company specializing in oil field drilling tools, and as a director of E-T Energy Ltd., a Canadian oil sands extraction company.  Mr. Cox previously served as a director of Abraxas General

Partner, LLC, the general partner of Abraxas Energy Partners, L.P., as a director of CH2M Hill Companies, an engineering and construction firm, as a director of World GTL Inc., a gas-to-liquids production facility, and as an advisory director of Impact Petroleum, an oil and gas exploration and production company.  Mr. Cox received Bachelor of Science degrees in Petroleum Engineering and Mechanical Engineering from Texas A&M University in 1954 and completed advanced studies at Emory University.

Dennis E. Logue, a director of Abraxas since April 2003, has served as Chairman of the Board of Directors of Ledyard Financial Group, the holding company for Ledyard National Bank, since August 2005.  Mr. Logue served as Dean and Fred E. Brown Chair at the Michael F. Price College of Business at the University of Oklahoma from 2001 through September 2005.  Prior to joining Price College, Mr. Logue was the Steven Roth Professor at the Amos Tuck School at Dartmouth College where he had been since 1974.  Mr. Logue has served as a director of Waddell & Reed Financial, Inc., a publicly-traded, national financial services organization, since 2002 and Duckwall-ALCO Stores, Inc., a publicly-traded, general merchandise retailer serving smaller, hometown communities, since 2005.  Mr. Logue also serves on the board of Hypertherm, a privately-owned company specializing in plasma cutting tools and technology, and as a Trustee for the Montshire Museum of Science and Crossroads Academy.  Mr. Logue holds degrees from Fordham College, Rutgers, and Cornell University.

Brian L. Melton, a director of Abraxas since October 2009, has served as Vice President of Business Development / Corporate Strategy of Inergy, L.P. (NYSE:NRGY), a publicly-traded master limited partnership that specializes in retail propane distribution and midstream natural gas and natural gas liquids storage facilities, since September 2008. Prior to joining Inergy, Mr. Melton was a Director in the Energy Corporate Investment Banking groups of Wachovia Securities and A.G. Edwards, prior to its merger with Wachovia in October of 2007.  Mr. Melton joined A.G. Edwards in July 2000 and was a senior member of the energy corporate finance team. From November 1995 until July 2000, Mr. Melton served as Director of Finance & Corporate Planning with TransMontaigne Inc., a downstream refined products supply, transportation and logistics company.  Mr. Melton previously served as a director of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P.  Mr. Melton received a Bachelor of Science degree in Management and a Master of Business Administration degree from Arkansas State University.

Edward P. Russell, a director of Abraxas since October 2009, has served as President of Tortoise Capital Resources Corp. since April 2007. Prior to joining Tortoise Capital Advisors, Mr. Russell was a Managing Director at Stifel, Nicolaus & Company, Inc. where he headed the Energy and Power group. Prior to Stifel, Mr. Russell served more than 15 years as an investment banker at Pauli & Company, Inc. and Arch Capital, LLC. Mr. Russell also serves as a director of VantaCore Partners, a private partnership specializing in aggregates. Mr. Russell previously served as a director of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P., and Quest Midstream Partners, L.P., a privately-owned partnership.

Director Emeritus

Franklin A. Burke, a director of Abraxas since June 1992, has served as President and Chief Executive Officer of Burke, Lawton, Brewer & Burke, a securities brokerage firm, since 1964, as President of Venture Securities Corporation, since 1971, and as President, Director of Research and Portfolio Management of BLB&B Advisors, LLC, since 2006.  Mr. Burke also serves as Trustee and Treasurer of The Williamson Free School of Mechanical Trades.  Mr. Burke currently serves as a director of Starkey Chemical Process Company and as a director and President of Omega Institute, an allied health post-secondary school.  Mr. Burke received a Bachelor of Science degree in Business Administration from Kansas State University in 1955, a Masters degree in Finance from University of Colorado in 1960 and studied at the graduate level at the London School of Economics from 1962 to 1963.  Mr. Burke will be retiring from active duties as a board member this year; however, he will remain an integral part of Abraxas.  The Board voted to appoint Mr. Burke as a Director Emeritus following his retirement.

Mr. Burke serves at the pleasure of the Board and may be terminated as Director Emeritus at any time upon consent of a majority of the Board of Directors. Mr. Burke has the right to receive timely notice and information regarding, and to attend and participate in all, meetings of the Board, but does not have the right to vote at the meetings. The Board may, in its discretion without Mr. Burke’s consent, at any meetings at which he is in attendance, hold an executive session, at which Mr. Burke may not be present. Except for purposes of indemnification, Mr. Burke is not deemed to be a “director” of Abraxas.

Composition of the Board of Directors

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and business goals.  In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of the Company.  The Company’s policy is to have at least a majority of its directors qualify as “independent” as determined in accordance with the listing standards of The NASDAQ Stock Market and Rule 10A-3 of the Exchange Act.  The Nominating and Corporate Governance Committee identifies candidates for election to the Board of Directors and reviews their skills, characteristics and experience, and recommends nominees for director to the Board for approval.

The Nominating and Corporate Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company, particularly in the oil and gas industry and complex business and financial dealings.  Each of the nominees for election as a director at the annual meeting and each of the Company’s current directors holds or has held senior executive positions in either the oil and gas industry or in the financial / banking community.  In these positions, we believe that each nominee and current director has gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development.  Many of our directors also have experience serving on boards and board committees of other public companies, as well as charitable organizations and private companies.  The Nominating and Corporate Governance Committee also believes that each nominee and current director has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of background, experience and thought; and the commitment to devote significant time and energy to service on the Board and its Committees.  With respect to each of our current directors and director nominees, their biographies beginning on page 7 detail their individual experience in the oil and gas industry and/or in the financial / banking community together with their past and current board positions.  Messrs. Carter and Cox have strong backgrounds in the oil and gas industry and Messrs. Bartlett, Burke (retiring in 2012), Karrash (standing for election in 2012), Logue and Powell have strong backgrounds in the financial / banking community.  Messrs. Melton and Russell have strong backgrounds in both the oil and gas industry and the financial / banking community.

Meeting Attendance

During the fiscal year ended December 31, 2011, the Board of Directors held seven meetings, the Audit Committee held five meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held one meeting. During 2011, each director attended at least 75% of all Board and applicable Committee meetings and received compensation for service to Abraxas as a director (except for Mr. Watson).  See “Executive Compensation—Compensation of Directors.”  Abraxas encourages, but does not require, directors to attend the annual meeting of stockholders; however, such attendance allows for direct interaction between stockholders and members of the Board of Directors.  At Abraxas’ 2011 Annual Meeting, all members of the Board were present.

Committees of the Board of Directors

Abraxas has standing Audit, Compensation and Nominating and Corporate Governance Committees.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee consists of Messrs. Bartlett (Chairman), Burke (retiring in 2012), Melton and Powell.  The Board of Directors has determined that C. Scott Bartlett, Jr., as defined by SEC rules, is an audit committee financial expert.  The Audit Committee Report, which begins on page 39, more fully describes the activities and responsibilities of the Audit Committee.  Ms. Stuckey, Mr. Krog and representatives from BDO USA, LLP, the Company’s independent registered public accounting firm, attend each meeting.  In addition, the representatives from BDO USA, LLP and the Audit Committee meet in executive session at each meeting.

The Compensation Committee consists of Messrs. Cox (Chairman), Carter and Logue.  The Compensation Committee’s role is to establish and oversee Abraxas’ compensation and benefit plans and policies, administer its stock option plans, and to annually review and approve all compensation decisions relating to Abraxas’ executive officers.  The Compensation Discussion & Analysis, which begins on page 16, more fully describes the activities and responsibilities of the Compensation Committee.  The Compensation Committee submits its decisions regarding executive compensation to the independent members of the Board for approval.  The agenda for meetings of the Compensation Committee is determined by its Chairman and the meetings are regularly attended by Mr. Watson.  At each meeting, the Compensation Committee also meets in executive session.  Mr. Cox reports the committee’s recommendations on executive compensation to the Board.  The Company’s personnel support the Compensation Committee in its duties and, along with Mr. Watson, may be delegated authority to fulfill certain administrative duties regarding the Company’s compensation programs.  The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities but has not, in the past, utilized the services of a third party consultant to review the policies and procedures with respect to executive compensation.  The Compensation Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.  For more information on the Compensation Committee’s processes and procedures, please see “Executive Compensation – Compensation Discussion and Analysis – Our Compensation Committee” and – “Elements of Executive Compensation.”

The Nominating and Corporate Governance Committee consists of Messrs. Logue (Chairman), Cox and Powell.  The primary function of the Nominating and Corporate Governance Committee is to develop and maintain the corporate governance policies of Abraxas and to assist the Board in identifying, screening and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees, including recommending nominees for the election at the annual meeting of stockholders or to fill vacancies on the Board.

Each of the Board’s committees has a written charter and copies of the charters are available for review on the Company’s website at www.abraxaspetroleum.com.

Director Independence

The Board of Directors has determined that each of the following members of the Board of Directors is independent as determined in accordance with the listing standards of The NASDAQ Stock Market and Rule 10A-3 of the Exchange Act:  C. Scott Bartlett, Jr., Franklin A. Burke (retiring in 2012), Harold D. Carter, Ralph F. Cox, W. Dean Karrash (standing for election in 2012), Brian L. Melton, Dennis E. Logue, Paul A. Powell, Jr. and Edward P. Russell.  All of the members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent as determined in accordance with the listing standards of The NASDAQ Stock Market and Rule 10A-3 of the Exchange Act.  The Board of Directors periodically conducts a self-evaluation on key Board and committee-related issues, which has proven to be a beneficial tool in the process of continuous improvement in Board functioning and communication.

Board Leadership Structure

The Board of Directors believes that the Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with Abraxas’ business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  The Board believes this provides an efficient and effective leadership model for Abraxas.  The Board believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.  To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	A strong, independent director role;

•	Regular executive sessions of the independent directors; and

•	Annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors.

In addition, in 2006, the Board appointed Mr. Cox as lead independent director to provide the Board with additional independent oversight.  Mr. Cox leads the regularly held executive sessions.  The Board believes that the combined role of Chairman and Chief Executive Officer is in the best interest of Abraxas stockholders because it provides the appropriate balance between strategic development and independent oversight of management.

Risk Management

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board reviews quarterly information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.  The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements to ensure that the compensation programs do not encourage excessive risk-taking.  The Audit Committee oversees management of financial risks, as well as other identified risks, including information technology.  The Nominating and Corporate Governance Committee manages the risks associated with the independence of the Board of Directors and potential conflicts of interest.  While each committee is responsible for evaluating specific risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

The Board of Directors, together with the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee, coordinate with each other to provide company-wide oversight of our management and handling of risk.  These committees report regularly to the entire Board of Directors on risk-related matters and provide the Board of Directors with integrated insight about the Company’s management of strategic, credit, interest rate, financial reporting, liquidity, compliance and operational risks.  While the Company has not developed a company-wide risk statement, the Board of Directors believes a well-balanced operational risk profile with heavier weighting towards exploitation projects as opposed to exploratory projects, together with a relatively conservative approach to managing liquidity, debt levels, and commodity price and interest rate risk contribute to an effective oversight of the Company’s risks.

At meetings of the Board of Directors and its committees, directors receive regular updates from management regarding risk management.  Outside of formal meetings, the Board, its committees and individual Board members have regular access to the executive officers of Abraxas.

Compensation Committee Interlocks and Insider Participation

Messrs. Cox, Carter and Logue served on the Compensation Committee during 2011.  No member of the Compensation Committee was at any time during 2011 or at any other time an officer or employee of Abraxas, and no member had any relationship with Abraxas requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement.  No executive officer of Abraxas has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during 2011.

Code of Ethics

In April 2004, the Board of Directors unanimously approved Abraxas’ Code of Ethics.  This Code is a statement of Abraxas’ high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all directors, officers, and employees.  A copy of the Code of Ethics can be found in its entirety on Abraxas’ website at www.abraxaspetroleum.com.  Additionally, should there be any changes to, or waivers from, Abraxas’ Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with the Board

The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors.  Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to the Board of Directors, c/o Corporate Secretary.  The Corporate Secretary has been instructed by the Board to promptly forward any communications received to the members of the Board.

Nominations

The Nominating and Corporate Governance Committee is responsible for determining the slate of director nominees for election by stockholders, which the committee recommends for consideration by the Board.  All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting.  For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Nominating and Corporate Governance Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates.  The Nominating and Corporate Governance Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered.  A candidate must possess the ability to apply good business judgment and be in a position to properly exercise his or her duties of loyalty and care.  Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within his or her chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance.  Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified.  The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source.  When current Board members are considered for nomination for re-election, the Nominating and Corporate Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s business.  As part of this process, the Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in substantive matters pertaining to the Company’s business.

The Nominating and Corporate Governance Committee will consider qualified candidates for possible nomination that are recommended by stockholders.  Stockholders wishing to make such a recommendation may do so by sending the required information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary at the address listed above.  Any such nomination must comply with the advance notice provisions and provide all of the information required by Abraxas’ Amended and Restated Bylaws.  These provisions and required information are summarized under “Stockholder Proposals for 2013 Abraxas Annual Meeting” beginning on page 46 of this proxy statement.

The Nominating and Corporate Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information.  This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation.  The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the information.

No candidates for director nominations were submitted to the Nominating and Corporate Governance Committee by any stockholder in connection with the 2012 Annual Meeting.  Due to Mr. Burke’s retirement, W. Dean Karrash (an advisory director), was approved by the Board of Directors to stand for election at the 2012 Annual Meeting.

SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,

DIRECTORS, NOMINEES AND OFFICERS

Based upon information received from the persons concerned, each person known to Abraxas to be the beneficial owner of more than five percent of the outstanding shares of common stock of Abraxas, each director and nominee for director, each of the executive officers and all directors and officers of Abraxas as a group, owned beneficially as of March 20, 2012, the number and percentage of outstanding shares of common stock of Abraxas indicated in the following table.  Abraxas’ Board has adopted stock ownership guidelines.  Please read “Executive Compensation – Stock Ownership Guidelines.”  None of the shares listed below have been pledged as security.

Name of Beneficial Owner	Number of Shares (1)	Percentage (%)
Robert L.G. Watson	1,767,004 (2)	1.9%
Barbara M. Stuckey	359,751 (3)	*
Lee T. Billingsley	435,762 (4)	*
William H. Wallace	343,517 (5)	*
Stephen T. Wendel	447,253 (6)	*
G. William Krog, Jr.	99,104 (7)	*
Peter A. Bommer	74,158 (8)	*
C. Scott Bartlett, Jr.	174,923 (9)	*
Franklin A. Burke	4,794,548 (10)	5.2%
Harold D. Carter	246,124 (11)	*
Ralph F. Cox	456,949 (12)	*
W. Dean Karrash	15,050	*
Dennis E. Logue	191,648 (13)	*
Brian L. Melton	80,000 (14)	*
Paul A. Powell, Jr.	237,328 (15)	*
Edward P. Russell	61,264 (16)	*
Lehman Brothers MLP Opportunity Fund	5,451,426 (17)	5.9%
NorthPointe Capital, LLC Neuberger Berman Group LLC	6,122,878 (18) 4,961,300 (19)	6.6% 5.4%
Frontier Capital Management Co., LLC	4,700,830 (20)	5.1%
All Officers and Directors as a Group (16 persons)	9,784,383	10.6%
__________________

*	Less than 1%

(1)	Unless otherwise indicated, all shares are held directly with sole voting and investment power.

(2)
Includes 90,000 shares issuable upon exercise of vested options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the “1994 LTIP”), 429,250 shares issuable upon exercise of vested options granted pursuant to the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan (the “2005 Employee Plan”) and 32,810 shares in a retirement account.

(3)	Includes 204,438 shares issuable upon exercise of vested options granted pursuant to the 2005 Employee Plan and 18,578 shares in a retirement account.

(4)
Includes 37,000 shares issuable upon exercise of vested options granted pursuant to the 1994 LTIP, 175,012 shares issuable upon exercise of vested options granted pursuant to the 2005 Employee Plan and 28,213 shares in a retirement account.

(5)
Includes 37,000 shares issuable upon exercise of vested options granted pursuant to the 1994 LTIP, 177,389 shares issuable upon exercise of vested options granted pursuant to the 2005 Employee Plan and 7,680 shares in a retirement account.

(6)
Includes 17,000 shares issuable upon exercise of vested options granted pursuant to the 1994 LTIP, 173,799 shares issuable upon exercise of vested options granted pursuant to the 2005 Employee Plan and 95,112 shares in a retirement account.

(7)
Includes 2,500 shares issuable upon exercise of vested options granted pursuant to the 1994 LTIP, 68,567 shares issuable upon exercise of vested options granted pursuant to the 2005 Employee Plan and 2,903 shares in a retirement account.

(8)	Includes 24,600 shares issuable upon exercise of vested options granted pursuant to the 2005 Employee Plan and 12,843 shares in a retirement account.

(9)
Includes 85,500 shares issuable upon exercise of vested options granted pursuant to the Abraxas Petroleum Corporation 2005 Non-Employee Director Long-Term Equity Incentive Plan (the “2005 Directors Plan”) and 26,000 shares in a retirement account.

(10)
Includes 45,000 shares issuable upon exercise of certain option agreements, 108,000 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan, 191,330 shares in a retirement account, 2,488,195 shares owned by Venture Securities Corporation Profit Sharing Trust Plan (voluntary), Venture Securities Corporation Profit Sharing Plan Trust (designated) and Venture Securities Corporation Pension Plan Trust over which Mr. Burke has shared discretion to dispose of, direct the disposition of, vote, and direct the voting of such shares for the benefit of the beneficiary of the trust, 16,500 shares in various trust and guardianship accounts, of which Mr. Burke is a trustee or guardian, 24,222 shares in the Pleasantville Church Foundation, of which Mr. Burke is a director, and 1,456,994 shares managed by BLB&B Advisors, LLC, of which Mr. Burke is the sole owner, on behalf of third parties.  Mr. Burke does not have any voting rights with regard to the shares managed by BLB&B Advisors, LLC.

(11)
Includes 45,000 shares issuable upon exercise of certain option agreements, 108,000 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan, 7,577 shares in a family trust and 40,598 shares in a retirement account.

(12)	Includes 85,000 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan.

(13)	Includes 108,000 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan.

(14)	Includes 58,000 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan.

(15)
Includes 45,000 shares issuable upon exercise of certain option agreements, 108,000 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan and 27,277 shares in various entities managed by Mr. Powell.

(16)	Includes 58,000 shares issuable upon exercise of vested options granted pursuant to the 2005 Directors Plan.

(17)
The Board of Directors of Lehman Brothers Holding Inc., whose members may change from time to time, has voting and investment control over the shares held by Lehman Brothers MLP Opportunity Fund L.P. The members of the Board of Directors of Lehman Brothers Holdings Inc. disclaim beneficial ownership to all such shares.  The address of Lehman Brothers MLP Opportunity Fund L.P. is 1271 Avenue of the Americas, 38th Floor, New York, NY 10020.  Lehman Brothers MLP Opportunity Fund L.P.’s general partner is an indirect wholly-owned subsidiary of Lehman Brothers Holdings Inc.

(18)
NorthPointe Capital, LLC has sole dispositive powers over 6,122,878 shares and sole voting power over 4,365,133 shares.  The members of NorthPointe, LLC disclaim beneficial ownership to all such shares.  The address of NorthPointe Capital, LLC is 101 W. Big Beaver, Suite 745, Troy, Michigan 48084.

(19)
Neuberger Berman Group LLC has shared dispositive powers over 4,961,300 shares and shared voting power over 4,762,800 shares.  The members of Neuberger Berman Group LLC disclaim beneficial ownership to all such shares.  The address of Neuberger Berman Group LLC is 605 Third Avenue, New York, New York 10158.

(20)
Frontier Capital Management Co., LLC has sole dispositive powers over 4,700,830 shares and sole voting power over 2,884,070 shares.  The members of Frontier Capital Management Co., LLC disclaim beneficial ownership to all such shares.  The address of Frontier Capital Management Co., LLC is 99 Summer Street, Boston, Massachusetts 02110.

Equity Compensation Plan Information

The following table gives aggregate information regarding grants under all of Abraxas’ equity compensation plans through December 31, 2011.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	2,376,790	$ 2.74	1,025,397
Equity compensation plans not approved by security holders	135,000	$ 2.09	—

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Abraxas’ directors and executive officers and persons who own more than 10% of a registered class of Abraxas equity securities to file with the Securities and Exchange Commission and The NASDAQ Stock Market initial reports of ownership and reports of changes in ownership of Abraxas common stock.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file.  Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, Abraxas believes that during 2011, all of its directors and executive officers complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

We compensate our executive officers through a combination of base salary, annual incentive bonuses and long-term equity based awards.  The compensation is designed to be competitive with those of a peer group which we have selected for comparative purposes and to align the interests of our executive officers with the interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions, and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee

Our Compensation Committee approves, implements and monitors all compensation and awards to executive officers including the chief executive officer, chief financial officer and the other executive officers named in the Summary Compensation Table below, to whom we refer to as the named executive officers.  The Committee's membership is determined by the Board of Directors and is composed of three independent directors.  The Committee, in its sole discretion, has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate.  The Committee did not delegate any of its responsibilities during 2011.

The Committee periodically approves and adopts, or makes recommendations to the Board, for Abraxas’ executive compensation decisions.  In the first quarter of each year, Mr. Watson, the Chief Executive Officer, submits to the Compensation Committee his recommendations for salary adjustments and long-term equity incentive awards based upon his subjective evaluation of individual performance and his subjective judgment regarding each executive officer’s salary and equity incentives, for each executive officer except himself.  For more information on our Compensation Committee, please refer to the discussion under “Proposal One—Election of Directors—Committees of the Board of Directors.”

The Committee reviews all components of compensation for our executive officers, including base salary, annual incentive bonuses, long-term equity based awards, the dollar value to the executive and cost to Abraxas of all benefits and all severance and change in control arrangements.  Based on this review, the Compensation Committee has determined that the compensation paid to our executive officers reflects our compensation philosophy and objectives.

Compensation Philosophy and Objectives

Our underlying philosophy in the development and administration of Abraxas’ annual and long-term compensation plans is to align the interests of our executive officers with those of Abraxas’ stockholders.  Key elements of this philosophy are:

•	Establishing compensation plans that deliver base salaries which are competitive with companies in our industry, within Abraxas’ budgetary constraints and commensurate with Abraxas’ salary structure.

•	Rewarding outstanding performance particularly where such performance is reflected by an increase in Abraxas’ Net Asset Value, as adjusted for changes in factors beyond an employee’s control.

•	Providing equity-based incentives to ensure motivation over the long-term to respond to Abraxas’ business challenges and opportunities as owners rather than just as employees.

The compensation currently paid to Abraxas’ executive officers consists of three core elements: base salary, annual bonuses under a performance-based, non-equity incentive plan and long-term equity based awards granted pursuant to our 2005 Employee Long-Term Equity Incentive Plan, which we refer to as the 2005 Employee Plan, plus other employee benefits generally available to all employees of Abraxas.
We believe these elements support our underlying philosophy of aligning the interests of our executive officers with those of Abraxas’ stockholders by providing the executive officers a competitive salary, an opportunity for annual bonuses, and equity-based incentives to ensure motivation over the long-term.  We view the three core elements of compensation as related but distinct.  Although we review total compensation, we do not believe that significant compensation derived from one component of compensation should increase or reduce compensation from another component.  We determine the appropriate level for each component of compensation separately.  We have not adopted any formal or informal policies or guidelines for allocating compensation among long-term incentives and annual base salary and bonuses, between cash and non-cash compensation, or among different forms of non-cash compensation.  Abraxas’ Board has adopted stock ownership guidelines.  Please read “Stock Ownership Guidelines” for more information.

Abraxas does not have any other deferred compensation programs or supplemental executive retirement plans and no benefits are provided to Abraxas’ executive officers that are not otherwise available to all employees of Abraxas, and no benefits are valued in excess of  $10,000 per employee per year.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary.  In determining base salaries for the executive officers of Abraxas, we aim to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals.  In addition, we take into consideration the responsibilities of each executive officer and determine compensation appropriate for the positions held and expectations of services rendered during the year.  We compare the salary structure of Abraxas to a group of exploration and production companies included in the William M. Mercer 2011 Energy Compensation Survey, which we refer to as the Mercer Energy Survey.  We use the Mercer Energy Survey as a market check to ensure that we are paying competitive base salaries.

Abraxas’ salary range is set by reference to the salaries paid by other companies in our industry considering the responsibilities and expectations of each executive officer while remaining within Abraxas’ budgetary constraints.  We utilize salary information from other companies in our industry to compare Abraxas’ salary structure with those other companies that compete with Abraxas for executives but without targeting salaries to be higher, lower or approximately the same as those in our industry.  We believe that the base salary levels for our executive officers are consistent with the practices of companies in our industry and increases in base salary levels from time to time are designed to reflect competitive practices in the industry, individual performance and the officer’s contribution to our overall business goals.  Individual performance and contribution to the overall business goals of Abraxas are subjective measures and evaluated by Mr. Watson and the Compensation Committee and, with respect to Mr. Watson only, the Compensation Committee.

The base salaries paid to our named executive officers in 2011 are set forth below in the Summary Compensation Table.  For 2011, base salaries, paid as cash compensation, were $1,375,034 with Mr. Watson receiving $377,650.  We believe that the base salaries paid achieved our objectives.

Annual Bonuses.  Abraxas’ current bonus plan was adopted by our Board of Directors in 2003.  The purpose of the bonus plan is to create financial incentives for our executive officers that are tied directly to increases in Net Asset Value, or NAV, per share of Abraxas common stock.  We chose NAV as the foundation of the bonus plan because we believe that NAV equates to the value of Abraxas’ oil and gas reserve base, giving risked credit for non-proven reserves, and adjusted for other assets and liabilities, including Abraxas’ equity ownership in Blue Eagle Energy, LLC, and long-term debt.  We believe that NAV is a better indicator of the health of Abraxas than its stock price, as the success of finding oil and gas is directly reflected in our NAV, while our stock price can be influenced by a number of factors outside the control of the executive officers of Abraxas.  In addition, many exploration and production equity analysts use NAV per share comparisons to establish price targets for the companies they follow.  Under the bonus plan, NAV is calculated at each year-end after receipt of the reserve report from our independent petroleum engineering firm and the audited financials, subject to certain adjustments, as follows:

Net Asset Value Calculation:
+ + + + ± −	PV-10 Proved Reserves PV-10 Probable Reserves Property & Equipment Acreage Other Assets Net Working Capital Debt
=	Net Asset Value (“NAV”)
÷	Shares Outstanding
=	NAV per share

The proved and probable reserves are estimated at year-end by our independent petroleum engineering firm of DeGolyer and MacNaughton in accordance with guidelines published by the Society of Petroleum Engineers, and all other items in the NAV calculation are derived from our year-end audited financial statements. PV-10 is the estimated present value of the future net revenues from our oil and gas reserves before income taxes, discounted using a 10% discount rate.  PV-10 is considered a non-GAAP financial measure under SEC regulations because it does not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows.

The annual bonuses are calculated by the percentage increase in the current year-end NAV per share over the previous year-end NAV per share up to the first 10%; after 10% has been achieved, all excess percentage increases are doubled, with a maximum award for any one-year of 70% of the executive officer’s base annual salary.  For example, if the percentage increase in NAV for a given year was 15%, the calculated bonus would be equal to 20% of the executive officer’s annual base salary.  In order to compare NAV year-over-year, the current year-end PV-10 for proved and probable reserves are calculated with commodity prices used in the previous year-end PV-10 calculations, in addition to other adjustments for other factors out of an employee’s control.  Then, for the ensuing year, the PV-10 for proved and probable reserves are calculated with current commodity prices to establish the NAV per share at the beginning of a given year, thus the difference between the calculated NAV per share at the end of a given year and the calculated NAV per share at the beginning of the following year.

In the first quarter of each year, the NAV per share for the prior year-end is calculated after reserves are estimated and audited financial statements are available.  Mr. Watson then submits the annual bonus calculation to the Compensation Committee for review and discussion.

At the beginning of 2010, the calculated NAV per share was $0.57 utilizing commodity prices as of December 31, 2010 and the calculated NAV per share at the end of 2010 (utilizing commodity prices as of December 31, 2010) was $0.84, a 47% increase.  The calculation was delayed as a result of the Blue Eagle reserve report not being timely available for reporting purposes. As a result, the Compensation Committee recommended annual bonus awards for our executive officers at a board meeting in May 2011 and the board approved these annual bonuses.  The following table details the 2010 bonus earned by our named executive officers:
Name	Base Salary (1)	Bonus Award Achieved (Percentage of Salary) (2)	Maximum Award (Percentage of Salary)	Annual Bonus Awarded Under the Annual Bonus Plan
Robert L.G. Watson	$ 364,000	70%	70%	$ 254,800
Barbara M. Stuckey	207,000	70%	70%	144,900
Lee T. Billingsley	207,000	70%	70%	144,900
William H. Wallace	207,000	70%	70%	144,900
Stephen T. Wendel	168,500	70%	70%	117,950
Chris E. Williford (3)	222,500	70%	70%	155,750
__________________

(1)	Base annual salaries in effect at the end of the year.

(2)	1% for the first 10%, then 2% for each percent increase over the first 10%.

(3)	Mr. Williford resigned in September 2011.

The awards are reflected in the Grants of Plan-Based Awards table in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns and in the Summary Compensation Table as earned in the “Non-Equity Incentive Plan Compensation” column.

The Compensation Committee has the discretion to defer all or any part of any bonus to future years, to pay all or any portion of any bonus, or deferred bonus, in shares of Abraxas common stock and has the discretion to pay bonuses even if no bonus would be payable under the bonus plan, and further has the discretion not to pay bonuses even if a bonus was earned under the bonus plan.  In the past, the Committee has elected to pay a portion of the annual bonus in shares of Abraxas common stock and may continue to do so in the future.  The Committee reviews the cash position of the Company and the amount of the annual bonus when making such determinations.  The Compensation Committee also has the discretion to pay bonuses outside of this plan.

Long-Term Equity Incentives.  Our executive officers are eligible to receive long-term equity incentives under our 2005 Employee Plan.

In determining whether to grant long-term incentive awards, such awards will be substantially contingent upon the conclusion of Mr. Watson and the Board of Directors (and only the Board of Directors, with respect to awards made to Mr. Watson) as to whether individual and management's collective efforts have produced attractive long-term returns to Abraxas stockholders by increasing the market price of our common stock over time.  In determining whether to grant long-term incentive awards, we anticipate that neither Mr. Watson nor the Board of Directors will have specific numerical targets, but rather will make a subjective determination based upon the state of the oil and gas exploration and production industry and other general economic factors at the time of their evaluation.

In the first quarter of each year, Mr. Watson submits his recommendations for long-term equity incentive awards to the Compensation Committee based upon his subjective evaluation of the individual performance of each executive officer, except himself.  Mr. Watson also factors in the quantity and value of the long-term incentives that each executive officer has been previously awarded.  The Compensation Committee reviews and discusses Mr. Watson’s recommendations and makes final determinations as to such awards.  For awards made to Mr. Watson, the Compensation Committee subjectively evaluates Mr. Watson’s performance and, in their sole authority, determines, how many, if any, long-term equity incentive awards to grant to Mr. Watson.  The Compensation Committee also considers the quantity and value of the long-term equity incentive awards previously granted to Mr. Watson when considering making awards to him.  In determining whether to grant long-term equity incentive awards, we seek to ensure that the total compensation package, including cash compensation, is comparable to other companies in our industry, yet such awards are substantially contingent upon the conclusion of Mr. Watson and the Compensation Committee, as to whether individual and management’s collective efforts have produced attractive long-term returns to Abraxas stockholders.  We also consider past grants to each executive officer and the level to which such past grants are (or are not) “in-the-money.”

Abraxas has historically granted long-term equity incentives after Mr. Watson presents his recommendations to the Compensation Committee in the first quarter; however, we have not granted long-term equity incentives every year and we have awarded long-term equity incentive awards at other times during the year, principally in the event of a new hire, substantial promotion or significant event, such as the completion of a financing transaction or an accretive acquisition.  We believe that such events warrant the granting of awards outside the normal course of business as these events are significant to the future success of Abraxas.  We do not time award grants in coordination with the release of material non-public information.

2005 Employee Plan.  Abraxas’ 2005 Employee Plan, which was approved by our stockholders at the 2006 annual meeting and amended by our stockholders at the 2008 annual meeting and at a special meeting held on October 5, 2009, authorizes us to grant incentive stock options, non-qualified stock options and shares of restricted stock to our executive officers, as well as to all employees of Abraxas. We use equity incentives as a form of long-term compensation because it provides our executive officers an opportunity to acquire an equity interest in Abraxas and further aligns their interest with those of our stockholders.  Options grants generally have a term of 10 years and vest in equal increments over four years.  Restricted stock grants vest in accordance with each individual grant agreement.  Vesting is accelerated in certain events described under “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The purposes of this plan are to employ and retain qualified and competent personnel and to promote the growth and success of Abraxas, which can be accomplished by aligning the long-term interests of the executive officers with those of the stockholders by providing the executive officers an opportunity to acquire an equity interest in Abraxas.  All grants are made with an exercise price of no less than 100% of the fair market value on the date of such grant.

Subject to the approval of Proposal Three, a total of 9,200,000 shares of Abraxas common stock will be reserved under the 2005 Employee Plan, subject to adjustment following certain events, such as stock splits.  The maximum annual award for any one employee is 500,000 shares of Abraxas common stock.  If options, as opposed to restricted stock, are awarded, the exercise price shall be no less than 100% of the fair market value on the date of the award, unless the employee is awarded incentive stock options and at the time of the award, owns more than 10% of the voting power of all classes of stock of Abraxas.  Under this circumstance, the exercise price shall be no less than 110% of the fair market value on the date of the award.  Option terms and vesting schedules are at the discretion of the Compensation Committee.  For a more complete description of the 2005 Employee Plan, please see “Proposal Three – Amendment to the 2005 Employee Long-Term Equity Incentive Plan” beginning on page 41.

Employment Contracts, Change in Control Arrangements and Certain Other Matters.  We provide the opportunity for our executive officers to be protected under the severance and change in control provisions contained in their employment agreements.  We believe that these provisions help us to attract and retain an appropriate caliber of talent for these positions.  Our severance and change in control provisions for the executive officers are summarized in “Employment Agreements and Potential Payments Upon Termination or Change in Control” below.  We believe that our severance and change in control provisions are consistent with the programs and levels of severance and post employment compensation of other companies in our industry and believe that these arrangements are reasonable.

Other Employee Benefits.  Abraxas’ executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and long-term disability insurance, in each case on the same basis as other employees.  In addition to employee group life insurance, Abraxas has a key-man life insurance policy on Mr. Watson.  Abraxas’ executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees.  In 2008, Abraxas adopted the safe harbor provision for its 401(k) plan which requires Abraxas to contribute a fixed match to each participating employee’s contributions to the plan.  The fixed match is set at the rate of dollar for dollar for the first 1% of eligible pay contributed, then 50 cents on the dollar for each additional percentage point of eligible pay contributed, up to 5%.  The fixed match is contributed in the form of Abraxas common stock.  An employee’s eligible pay with respect to calculating the fixed match is limited by IRS regulations. In addition, the Board of Directors, at its sole discretion, may authorize Abraxas to make additional contributions to each participating employee’s plan.  The employee contribution limit for 2011 was $16,500 for employees under the age of 50 and $22,000 for employees 50 years of age or older.  The Board of Directors has also suggested a cap on the amount (or percentage) of Abraxas common stock that each employee should own in their individual 401(k) account to encourage diversification.  The maximum suggested percentage has been set at 20%

and each employee is encouraged to reduce their ownership of Abraxas common stock in their 401(k) account in the event such employee is over the suggested limit.

2012 Compensation Decisions

Base Salaries.  In general, base salaries for 2012 increased 4% from 2011 for our named executive officers to adjust for increases in the cost of living.

Long-Term Equity Incentives.  On March 9, 2012, Abraxas’ Board of Directors awarded 294,850 options to employees of Abraxas, of which 64,300 options were awarded to our named executive officers.

Assessment of Compensation Policies and Practices

The Company and the Compensation Committee have conducted an in-depth risk assessment of the Company’s compensation policies and practices in response to public and regulatory concerns about the link between incentive compensation and excessive risk taking by companies.  The Company and the Committee concluded that our compensation program does not motivate imprudent risk taking.  In this regard, the Committee believes that:

•	The Company’s annual incentive compensation is based on performance metrics that promote a disciplined approach towards the long-term goals of the Company;

•	The Company does not offer significant short-term incentives that might drive high-risk investments at the expense of the long-term value of the Company;

•
The Company’s compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering the Company’s stock ownership guidelines for executive officers;

•
The Company’s compensation awards are capped at reasonable levels, as determined by a review of the Company’s financial position and prospects, as well as the compensation offered by companies in our industry; and

•	The Board’s high level of involvement in approving material investments and capital expenditures helps avoid imprudent risk taking.

The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business and the Company concluded that it has a balanced pay and performance program and that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Impact of Regulatory Requirements

Deductibility of Executive Compensation.  In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1.0 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, stockholders must approve the performance measures. Since Abraxas does not anticipate that the compensation for any executive officer will exceed the $1.0 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. We will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect.  We will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Non-Qualified Deferred Compensation.  On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements. We believe we are in compliance with the statutory provisions which were effective January 1, 2005 and the regulations which became effective on January 1, 2009.

Accounting for Stock-Based Compensation.  On October 1, 2005 we began accounting for stock-based compensation in accordance with the requirements of FASB ASC Topic 718 for all of our stock-based compensation plans.  See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission for a discussion of all assumptions made in the calculation of this amount.

Policy on Recovery of Compensation.  Our chief executive officer and chief financial officer are required to repay certain bonuses and stock-based compensation they receive if we are required to restate our financial statements as a result of misconduct as required by Section 304 of the Sarbanes-Oxley Act of 2002.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Abraxas has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the members of the Compensation Committee.

Ralph F. Cox, Chairman

Harold D. Carter

Dennis E. Logue

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of compensation paid to each of our named executive officers for the last three fiscal years.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($) (7)
Robert L.G. Watson President, Chief Executive Officer and Chairman of the Board	2011	377,650	14,700	28,466	198,935	―	8,575	628,326
	2010	360,500	114,000	—	137,485	254,800	8,575	875,360
	2009	350,000	13,462	105,824	429,048	—	12,250	910,584
Barbara M. Stuckey Vice President, Chief Financial Officer and Assistant Secretary	2011	214,763	8,360	8,541	99,468	―	8,575	339,707
	2010	199,000	57,962	—	91,656	144,900	7,244	500,762
	2009	167,000	6,731	80,344	262,408	—	5,845	522,328
Lee T. Billingsley Vice President — Exploration	2011	214,763	8,360	12,947	99,468	―	8,575	344,113
	2010	205,000	7,962	—	91,656	144,900	7,454	456,972
	2009	199,000	7,654	52,839	120,549	—	6,965	387,007
William H. Wallace Vice President — Operations	2011	214,763	8,360	12,947	99,468	―	8,575	344,113
	2010	205,000	7,962	—	91,656	144,900	7,454	456,972
	2009	199,000	7,654	52,839	120,549	—	6,965	387,007
Stephen T. Wendel Vice President – Land & Marketing and Secretary	2011	182,510	7,692	11,861	99,468	―	8,575	310,106
	2010	166,875	6,481	—	91,656	117,950	6,067	389,029
	2009	162,000	6,231	52,630	120,549	―	5,670	347,080
Chris E. Williford (8) Former Executive Vice President and Chief Financial Officer	2011	170,585	—	—	—	—	8,575	179,160
	2010	220,375	8,558	—	91,656	155,750	8,013	484,352
	2009	214,000	8,231	52,692	120,549	—	7,490	402,962
__________________

(1)	The amounts in this column include any 401(k) plan account contributions made by the named executive officer.

(2)	The amounts in this column reflect a discretionary holiday bonus, in addition to bonuses awarded to Mr. Watson and Ms. Stuckey of $100,000 and $50,000, respectively for 2010.

(3)
The amounts in this column reflect the aggregate grant date fair value of stock awards granted during a given year to the named executive officer calculated in accordance with FASB ASC Topic 718.  See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission for a discussion of all assumptions made in the calculation of this amount.

(4)
The amounts in this column reflect the aggregate grant date fair value of options granted during a given year to the named executive officer calculated in accordance with FASB ASC Topic 718.  See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission for a discussion of all assumptions made in the calculation of this amount.

(5)	The amounts in this column represent cash bonuses earned under the annual bonus plan.

(6)	The amounts in this column represent contributions by Abraxas to the named executive officer’s 401(k) plan account.

(7)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.

(8)	Mr. Williford resigned in September 2011.

GRANTS OF PLAN-BASED AWARDS

The following table provides information with regard to grants of non-equity incentive compensation and all other stock awards to our named executive officers in 2011.  We do not have an equity incentive plan; therefore, these columns have been omitted from the following table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (2)
		Threshold ($)	Target ($)	Maximum ($)
Robert L.G. Watson	May-2011 (1)	—	254,800	254,800
	03/15/2011					60,000	4.72	198,935
	03/15/2011				3,696		4.72	16,479
	08/09/2011				3,696		3.55	11,988
Barbara M. Stuckey	May-2011 (1)	—	144,900	144,900
	03/15/2011					30,000	4.72	99,468
	03/15/2011				1,109		4.72	4,945
	08/09/2011				1,109		3.55	3,597
Lee T. Billingsley	May-2011 (1)	—	144,900	144,900
	03/15/2011					30,000	4.72	99,468
	03/15/2011				1,681		4.72	7,495
	08/09/2011				1,681		3.55	5,452
William H. Wallace	May-2011 (1)	—	144,900	144,900
	03/15/2011					30,000	4.72	99,468
	03/15/2011				1,681		4.72	7,495
	08/09/2011				1,681		3.55	5,452
Stephen T. Wendel	May-2011 (1)	—	117,950	117,950
	03/15/2011					30,000	4.72	99,468
	03/15/2011				1,540		4.72	6,866
	08/09/2011				1,540		3.55	4,995
Chris E. Williford (3)	May-2011 (1)	—	155,750	155,750
	03/15/2011					30,000	4.72	0
	03/15/2011				1,582		4.72	0
	08/09/2011				1,582		3.55	0

__________________

(1)
Awards payable under our annual bonus plan.  The annual bonus plan does not provide for a threshold level as the bonuses under the plan can range from 0 to the maximum, which equals 70% of the named executive officers base salary.

(2)
The amount set forth in the target column reflects the amount each named executive officer earned under the plan for 2010 that was paid in 2011.  Please see the discussion under “Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Bonuses” for more information.   Please refer to column 5 of the Summary Compensation Table.

(3)
The amounts in this column reflect the aggregate grant date fair value of stock awards and options granted in 2011 to the named executive officer calculated in accordance with FASB ASC Topic 718.  See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission for a discussion of all assumptions made in the calculation of this amount.

(4)	Mr. Williford resigned in September 2011; therefore, his restricted stock and unvested and out-of-the-money options were forfeited and no value was recorded in the grant date fair value column.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information concerning outstanding equity awards at December 31, 2011 for our named executive officers.  We do not have an equity incentive plan; therefore, these columns have been omitted from the following table.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares of Stock That Have Not Vested ($) (3)
Robert L.G. Watson	90,000		0.65	11/22/2012
	100,000		4.59	09/13/2015
	41,624		3.60	08/28/2017
	62,500	62,500	0.99	03/17/2019
	133,875	133,875	1.75	10/05/2019
	22,500	67,500	2.09	03/16/2020
	—	60,000	4.72	03/15/2021
					37,922	125,143
Barbara M. Stuckey	25,000		4.59	09/13/2015
	5,000		6.05	02/24/2016
	10,188		3.60	08/28/2017
	25,000	25,000	0.99	03/17/2019
	89,250	89,250	1.75	10/05/2019
	15,000	45,000	2.09	03/16/2020
	—	30,000	4.72	03/15/2021
					22,000	72,600
Lee T. Billingsley	22,000		0.65	11/22/2012
	15,000		0.68	04/24/2013
	50,000		4.59	09/13/2015
	16,543		3.60	08/28/2017
	25,000	25,000	0.99	03/17/2019
	33,469	33,468	1.75	10/05/2019
	15,000	45,000	2.09	03/16/2020
	—	30,000	4.72	03/15/2021
					17,784	58,687
William H. Wallace	22,000		0.65	11/22/2012
	15,000		0.68	04/24/2013
	50,000		4.59	09/13/2015
	18,920		3.60	08/28/2017
	25,000	25,000	0.99	03/17/2019
	33,469	33,468	1.75	10/05/2019
	15,000	45,000	2.09	03/16/2020
	—	30,000	4.72	03/15/2021
					21,405	70,637
Stephen T. Wendel	17,000		0.65	11/22/2012
	50,000		4.59	09/13/2015
	15,330		3.60	08/28/2017
	25,000	25,000	0.99	03/17/2019
	33,469	33,468	1.75	10/05/2019
	15,000	45,000	2.09	03/16/2020
	—	30,000	4.72	03/15/2021
					17,260	56,958
__________________

(1)	Options vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.

(2)
In general, stock awards vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.  As each increment vests, a new award equal to the most recently vested portion is granted and vests on the 4th anniversary after the grant date.

(3)
The market value was calculated from the closing price of Abraxas’ common stock on December 31, 2011 of $3.30 per share multiplied by the number of shares of stock that had not vested as of December 31, 2011.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning exercises of stock options and other stock awards by our named executive officers during the fiscal year ended December 31, 2011.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Robert L.G. Watson	73,713 (1)	161,320 (2)	7,392	30,566 (7)
Barbara M. Stuckey	—	—	2,218	9,171(8)
Lee T. Billingsley	—	—	3,362	13,902 (9)
William H. Wallace	15,000	63,150 (3)	3,362	13,902 (10)
Stephen T. Wendel	10,000	40,100 (4)	3,080	12,736 (11)
Chris E. Williford (12)	119,735 (5)	313,952 (6)	3,164	13,083 (12)
__________________

(1)	Of this amount, 29,096 shares were utilized as payment of the exercise price.

(2)
These options were exercised on March 22, 2011 (30,000), March 23, 2011 (30,000) and September 15, 2011 (13,713).  The exercise prices were $0.66, $4.83 and $1.44, respectively, and the closing price of Abraxas’ common stock was $4.98, $4.98 and $3.42, respectively.  The realized value per share was $4.32, $0.15 and $1.98, respectively.

(3)	These options were exercised on March 22, 2011. The exercise price was $0.66 and the closing price of Abraxas’ common stock was $4.87, for a realized value of $4.21 per share.

(4)	These options were exercised on January 28, 2011. The exercise price was $0.66 and the closing price of Abraxas’ common stock was $4.67, for a realized value of $4.01 per share.

(5)	Of this amount, 35,657 shares were utilized as payment of the exercise price.

(6)
These options were exercised on March 21, 2011 (20,000) and October 12, 2011 (99,735).  The exercise prices were $0.66 and $1.14, respectively, and the closing price of Abraxas’ common stock was $4.87 and $3.44, respectively.  The realized value per share was $4.21 and $2.30, respectively.

(7)	Of these stock awards, 3,696 vested on March 15, 2011 and 3,696 vested on August 9, 2011 and the closing price of Abraxas’ common stock on those dates was $4.72 and $3.55, respectively.

(8)	Of these stock awards, 1,109 vested on March 15, 2011 and 1,109 vested on August 9, 2011 and the closing price of Abraxas’ common stock on those dates was $4.72 and $3.55, respectively.

(9)	Of these stock awards, 1,681 vested on March 15, 2011 and 1,681 vested on August 9, 2011 and the closing price of Abraxas’ common stock on those dates was $4.72 and $3.55, respectively.

(10)	Of these stock awards, 1,681 vested on March 15, 2011 and 1,681 vested on August 9, 2011 and the closing price of Abraxas’ common stock on those dates was $4.72 and $3.55, respectively.

(11)	Of these stock awards, 1,540 vested on March 15, 2011 and 1,540 vested on August 9, 2011 and the closing price of Abraxas’ common stock on those dates was $4.72 and $3.55, respectively.

(12)
Of these stock awards, 1,582 vested on March 15, 2011 and 1,582 vested on August 9, 2011 and the closing price of Abraxas’ common stock on those dates was $4.72 and $3.55, respectively.  Mr. Williford resigned in September 2011.

Pension Benefits

Abraxas does not sponsor any pension benefit plans and none of the named executive officers contribute to such a plan.

Non-Qualified Deferred Compensation

Abraxas does not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans and none of the named executive officers contribute to any such plans.

Stock Ownership Guidelines

Abraxas’ Board has established stock ownership guidelines to strengthen the alignment of director and executive officer interests with those of our stockholders.   As of December 31, 2011, we had eight non-employee directors and six executive officers subject to the stock ownership guidelines.  Under the guidelines below, each director and officer is precluded from selling any shares of Abraxas common stock until the director or officer satisfies the ownership guidelines set forth in the following table.  Satisfaction of the ownership guidelines will fluctuate with the market value of Abraxas common stock.

Position                                Stock Ownership Guidelines

Chief Executive Officer                                                                5x annual base salary

All other Executive Officers                                                       3x annual base salary

Non-employee Directors	3x all fees received during the prior 12-month period, including the value of common shares awarded in lieu of cash payments at the time of issuance

Abraxas’ Board has discretion to review special situations; however, non-compliance without board approval can result in the loss of future bonuses and discretionary stock-based compensation.  As of December 31, 2011, the market value of Abraxas common stock was $3.30 per share.  As an example, Mr. Watson, our chief executive officer, is required to own 579,091 shares of Abraxas common stock to meet the stock ownership guidelines at this price.  As of December 31, 2011, three officers and six directors satisfied the minimum stock ownership guidelines.

Employment Agreements and Potential Payments Upon Termination or Change in Control

Abraxas has entered into employment agreements with each of our named executive officers pursuant to which each will receive compensation as determined from time to time by the Board in its sole discretion.  Abraxas has also established the Abraxas Petroleum Corporation Severance Plan, effective December 31, 2008, for all employees that are not subject to an employment agreement.  This plan provides severance benefits in the event of a change in control and for certain other changes in conditions of employment.  The affected employees would be entitled to receive one month of base salary for each year of service with Abraxas, up to a maximum of 12 months.

The employment agreement for Mr. Watson is scheduled to terminate on December 21, 2012, and is automatically extended for additional one-year terms unless Abraxas gives 120 days notice of its intention not to renew the employment agreement.  The employment agreements for Dr. Billingsley, Ms. Stuckey, Mr. Wallace and Mr. Wendel are scheduled to terminate on December 31, 2012, and are automatically extended for an additional year if by December 1 neither Abraxas nor Dr. Billingsley, Ms. Stuckey, Mr. Wallace or Mr. Wendel, as the case may be, has given notice to the contrary.

The employment agreements contain the following defined terms:

“Cause” means termination upon

(i)           the continued failure by the officer to substantially perform his duties with Abraxas (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination by him for Good Reason) after a written demand for substantial performance is delivered to the officer by the Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or
(ii)           the engaging by the officer in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. The officer shall not be deemed to have been terminated for Cause unless and until the officer has been delivered a copy of a resolution duly adopted by the affirmative vote (which cannot be delegated) of not less than a majority of the members of the Board who are not officers of the Company at a meeting of the Board called and held for such purposes (after reasonable notice to the officer and an opportunity for the officer, together with the officer’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the officer was guilty of conduct set forth above in clauses (i) or (ii) above and specifying the particulars thereof in detail.

“Change in Control” means the occurrence of

(i)           any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), except that a person shall be deemed to be the “beneficial owner” of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 20% or more of the combined voting power of the Company's then outstanding securities,

(ii)           any person or group making a tender offer or an exchange offer for 20% or more of the combined voting power of the Company's then outstanding securities,

(iii)           at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Company directors then still in office who either were the Company directors at the beginning of the period or whose election or nomination for election was previously so approved (“Current Directors”), ceasing for any reason to constitute a majority thereof,

(iv)           the Company consolidating, merging or exchanging securities with any other entity and the stockholders of the Company immediately before the effective time of such transaction not beneficially owning, immediately after the effective time of such transaction, shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock entitled to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the consolidation, merger or share exchange would be entitled for the purpose of electing directors or where the Current Directors immediately after the effective time of the consolidation, merger or share exchange not constituting a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation, merger or share exchange, or

(v)           any person or group acquiring 50% or more of the Company's assets.

“Disability” means the incapacity of the officer due to physical or mental illness which causes the officer to have been absent from the full-time performance of his duties with the Company for six consecutive months, and within 30 days after the Company gives the officer written notice of termination, the officer has not returned to the full-time performance of his duties.

“Good Reason” means, without the officer’s express written consent, any of the following:

(i)           a material adverse alteration in the nature or status of his position, duties or responsibilities,

(ii)           a reduction in his current annual base salary,

(iii)           a change in the principal place of his employment to a location more than twenty-five (25) miles from the Company’s current principal place of employment, excluding required travel on the Company's business to an extent substantially consistent with the officer’s present business travel obligations,

(iv)           the failure by the Company, without his consent, to pay to him any portion of his current compensation, or to pay to him any portion of any deferred compensation, within ten (10) days of the date any such compensation payment is due,

(v)           the failure by the Company to continue in effect any compensation plan in which he participates, or any substitute plans or the failure by the Company to continue his participation therein on the same basis, both in terms of the amount of benefits provided and the level of his participation relative to other participants, as existing,

(vi)           the failure by the Company to continue to provide him with benefits at least as favorable to those enjoyed by him under any of the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which he is currently participating, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the officer of any material fringe benefit enjoyed by him, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on the basis of the Company's practice with respect to him,

(vii)           the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform his employment agreement, or

(viii)           any purported termination of his employment which is not effected pursuant to the employment agreement’s termination provisions.

“Retirement” means termination in accordance with the Company's retirement policy, generally applicable to its salaried employees or in accordance with any retirement arrangement established with the officer’s consent with respect to himself.

If, during the term of the employment agreement for officer or any extension thereof, an officer’s employment is terminated other than for Cause or Disability, by reason of the officer’s death or Retirement, or by such officer for Good Reason, then such officer will be entitled to receive the following:

Watson: a lump sum payment equal to the greater of (a) his annual base salary for the last full year during which he was employed by Abraxas or (b) his annual base salary for the remainder of the term of his employment agreement.

Billingsley, Stuckey, Wallace and Wendel: no provisions for termination of employment because at all times during the term of each officer’s employment agreements, such officer’s employment is at will and may be terminated by Abraxas for any reason without notice or cause.  If, during the term of the employment agreement for each of Dr. Billingsley, Ms. Stuckey, Mr. Wallace or Mr. Wendel or any extension thereof, a change in control occurs, then such officer will be entitled to an automatic extension of the term of the officer’s employment agreement for a period of 36 months beyond the term in effect immediately before the change in control.

If, following a change in control, an officer’s employment is terminated other than for Cause or Disability, by reason of the officer’s death or Retirement or by such officer for Good Reason, then such terminated officer will be entitled to the following:

Watson:  a lump sum payment equal to 2.99 times his annual base salary.

Billingsley, Stuckey, Wallace and Wendel:  a lump sum payment equal to three times his annual base salary.

If any lump sum payment to a named executive officer would individually or together with any other amounts paid or payable constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid will be increased so that each named executive officer, as the case may be, will be entitled to receive the amount of compensation provided in his agreement after payment of the tax imposed by Section 280G.

In addition, unvested options that have been awarded to our named executive officers will vest upon any change in control.  As of December 31, 2011, 913,530 options were unvested, of which 733,530 were “in-the-money” as of December 31, 2011.

The following table provides information concerning termination and change in control payments to each of our named executive officers as if the event occurred on December 31, 2011.

Termination and Change in Control Payments Table

Name	Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($) (1)	After Change in Control Termination w/o Cause or for Good Reason ($) (2)	Voluntary Termination ($)	Death / Disability ($)	Change in Control ($) (3)
Robert L.G. Watson	Severance pay	382,200	1,142,778	—	—	382,200
	Option acceleration					433,558
Barbara M. Stuckey	Severance pay	―	652,050	—	—	652,050
	Option acceleration					250,538
Lee T. Billingsley	Severance pay	—	652,050	—	—	652,050
	Option acceleration					164,075
William H. Wallace	Severance pay	—	652,050	—	—	652,050
	Option acceleration					164,075
Stephen T. Wendel	Severance pay	—	600,000	—	—	600,000
	Option acceleration					164,075
__________________

(1)	These amounts reflect a lump sum payment equal to the officer’s annual base salary as of December 31, 2011.

(2)	These amounts reflect a lump sum payment equal to 2.99x (Watson) and 3.0x (Billingsley, Stuckey, Wallace and Wendel) the named executive officer’s annual base salary as of December 31, 2011.

(3)
These amounts on the severance pay row reflect a 12-month extension (Watson) and a 36-month extension (Billingsley, Stuckey, Wallace and Wendel) of each officer’s respective employment agreement based on the named executive officer’s annual base salary on December 31, 2011 and would be paid over the extension period.  The amounts on the option acceleration row reflect 733,530 “in-the-money” options at an average potential value of $1.60 per share (the difference between the fair market value on December 31, 2011 and the exercise price of the options).

Compensation of Directors

All compensation paid to directors is limited to non-employee directors.  We use a combination of cash and stock-based incentive compensation to attract and retain qualified individuals to serve on the Board.

Compensation.  During 2011, the annual retainer fee paid to each director was $26,000 (prior to April 2011) and $27,500 (after April 2011) to be paid in four quarterly cash payments, in addition to reimbursement for travel expenses to attend the quarterly meetings.

In addition, prior to April 2011, Abraxas paid each director $1,500 for each board meeting attended and $1,000 for each committee meeting attended.  The chairman of the audit committee received an additional annual fee of $10,000, the chairman of the compensation committee received an additional annual fee of $5,000 and the chairman of the governance and nominating committee received an additional annual fee of $2,000.  In April 2011, certain fees were increased and each director was paid $1,600 for each board meeting attended and $1,100 for each committee meeting attended.  The chairman of the audit committee received an additional annual fee of $10,500, the chairman of the compensation committee received an additional annual fee of $5,300 and the chairman of the governance and nominating committee received an additional annual fee of $2,100.

Stock Options.  Abraxas has awarded each director stock options, depending on each director’s length of service, with exercise prices equal to the prevailing market prices at the time of issuance, ranging from $0.68 to $4.59 per share.  Prior to April 2011, each year at the first regular board meeting following the annual meeting, Abraxas awarded each director 10,000 options, in accordance with the terms of the 2005 Directors Plan.  In April 2011, the annual award was increased to 10,500 options.  The amended 2005 Directors Plan reserves 1,500,000 shares of Abraxas common stock, subject to adjustment following certain events, such as stock splits.  The maximum annual award for any one director is 100,000 shares.  The exercise price of all options awarded is no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Compensation Committee.

Unless otherwise provided in the applicable award agreement, vested awards granted under the 2005 Directors Plan shall expire, terminate, or otherwise be forfeited as follows:

▪	three months after the date the Company delivers a notice of termination of a participant's active status, other than in circumstances covered by the following three circumstances:

▪	immediately upon termination for misconduct;

▪	12 months after the date of death; and

▪	36 months after the date on which the director ceased performing services as a result of retirement.

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2011 that Abraxas paid to each director.  Abraxas does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for its directors; therefore, these columns have been omitted from the following table.  Except for reimbursement of travel expenses to attend board and committee meetings, no other or additional compensation for services were paid to any of the directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Option Awards ($) (2)	Total ($) (3)
C. Scott Bartlett, Jr.	48,900	29,803	78,703
Franklin A. Burke	41,325	29,803	71,128
Harold D. Carter	41,325	29,803	71,128
Ralph F. Cox	47,550	29,803	77,353
Dennis E. Logue	41,300	29,803	71,103
Brian L. Melton	39,925	29,803	69,728
Paul A. Powell, Jr.	43,425	29,803	73,228
Edward P. Russell	38,125	29,803	67,928
__________________

(1)	This column represents the amounts paid in cash to each director.

(2)
The amounts in this column reflect the aggregate grant date fair value of stock options granted in 2011 to each director calculated in accordance with FASB ASC Topic 718.  See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission for a discussion of all assumptions made in the calculation of this amount.

(3)	The dollar value in this column for each director represents the sum of all compensation reflected in the previous columns.

Outstanding Equity Awards at Fiscal Year End Table

The following table provides information concerning outstanding equity awards at December 31, 2011 for our directors.

	OPTION AWARDS			STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price ($)	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares of Stock That Have Not Vested ($) (3)
C. Scott Bartlett, Jr.	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	12,500	25,000	0.99
	10,000		2.36
	10,500		4.13
Franklin A. Burke	45,000		0.68
	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	25,000	25,000	0.99
	10,000		1.06
	10,000		2.36
	10,500		4.13

	OPTION AWARDS			STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price ($)	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares of Stock That Have Not Vested ($) (3)
Harold D. Carter	45,000		1.01
	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	25,000	25,000	0.99
	10,000		1.06
	10,000		2.36
	10,500		4.13
Ralph F. Cox	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	25,000	25,000	0.99
	10,000		1.06
	10,000		2.36
	10,500		4.13	8,500	28,050
Dennis E. Logue	10,000		2.75
	10,000		4.51
	10,000		4.32
	10,000		4.50
	25,000	25,000	0.99
	10,000		1.06
	10,000		2.36
	10,500		4.13
Brian L. Melton	37,500	37,500	1.64
	10,000		2.36
	10,500		4.13	8,500	28,050
Paul A. Powell, Jr.	10,000		2.75
	45,000		4.59
	10,000		4.51
	10,000		4.32
	10,000		4.50
	25,000	25,000	0.99
	10,000		1.06
	10,000		2.36
	10,500		4.13
Edward P. Russell	37,500	37,500	1.64
	10,000		2.36
	10,500		4.13
__________________

(1)
The options awarded to each non-employee director at the first regular board meeting following the annual meeting vest immediately.  Other option awards vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.

(2)	Stock awards vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.

(3)
The market value was calculated from the closing price of Abraxas’ common stock on December 31, 2011 of $3.30 per share multiplied by the number of shares of stock that had not vested as of December 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

On February 21, 2007, the Board of Directors adopted a formal written related person transaction approval policy, which sets out Abraxas’ policies and procedures for the review, approval, or ratification of “related person transactions.”  For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement or relationship or any series of similar financial transactions, arrangements or relationships in which Abraxas is a participant and in which a related person has a direct or indirect interest, other than the following:

•	payment of compensation by Abraxas to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person;”

•	transactions available to all employees or all stockholders on the same terms;

•
purchases of supplies from Abraxas in the ordinary course of business at the same price and on the same terms as offered to any other purchasers, regardless of whether the transactions are required to be reported in Abraxas’ filings with the SEC; and

•	transactions which when aggregated with the amount of all other transactions between the related person and Abraxas involve less than $10,000 in a fiscal year.

Our Audit Committee is required to approve any related person transaction subject to this policy before commencement of the related person transaction, provided that if the related person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment or rescission. The chairman of our Audit Committee has the authority to approve or take other actions in respect of any related person transaction that arises, or first becomes known, between meetings of the Audit Committee, provided that any action by the chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related person transaction:

•	whether the terms are fair to Abraxas;

•	whether the transaction is material to Abraxas;

•	the role the related person has played in arranging the related person transaction;

•	the structure of the related person transaction; and

•	the interest of all related persons in the related person transaction.

Transactions in 2011

Abraxas did not have any related party transactions in 2011.

Our Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon Abraxas and the related person following certain procedures designated by the Audit Committee.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Abraxas Board of Directors has selected BDO USA, LLP to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2012.  Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of Abraxas for ratification at the annual meeting.  BDO USA, LLP provided audit services to Abraxas for the year ended December 31, 2011.  A representative of BDO USA, LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

No report of BDO USA, LLP on Abraxas’ financial statements for either of Abraxas’ last two fiscal years contained any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of Abraxas’ financial statements for the last two fiscal years, there were no disagreements with BDO USA, LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of BDO USA, LLP, would have caused the firm to make reference to the matter in its report.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the total votes cast is necessary to ratify the appointment of Abraxas’ independent registered public accounting firm.  The enclosed proxy card provides a means for stockholders to vote for the ratification of the selection of Abraxas’ independent registered public accounting firm, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the ratification of selection of Abraxas’ independent registered public accounting firm.  Abstentions will have the same legal effect as a vote against the proposal.  Since this proposal is considered a “routine” matter, brokers will be permitted to vote on behalf of their clients, if no voting instructions are furnished.

The Board of Directors recommends a vote “FOR” the ratification of the selection of BDO USA, LLP, as Abraxas’ independent registered public accounting firm for the fiscal year ending December 31, 2012.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of Abraxas’ financial statements, Abraxas’ compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of Abraxas’ internal audit function, and risk assessment and risk management.  The Audit Committee manages Abraxas’ relationship with its independent auditors (which report directly to the Audit Committee).  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Abraxas for such advice and assistance.

Abraxas’ management is primarily responsible for Abraxas’ internal control and financial reporting process.  Abraxas’ independent auditors, BDO USA, LLP, are responsible for performing an independent audit of Abraxas’ consolidated financial statements and internal control over financial reporting, and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles.  The Audit Committee monitors Abraxas’ financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the audited financial statements with Abraxas’ management.

2.      The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.      The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

4.      Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Abraxas’ Annual Report on Form 10-K for the year ended December 31, 2011, and for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

C. Scott Bartlett, Jr., Chairman
Franklin A. Burke
Paul A. Powell, Jr.
Brian L. Melton

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees.  The aggregate fees billed by BDO USA, LLP for professional services rendered for the audit of Abraxas’ annual financial statements for the years ended December 31, 2011 and December 31, 2010 and the reviews of the condensed financial statements included in Abraxas’ quarterly reports on Form 10-Q for the years ended December 31, 2011 and December 31, 2010, were $493,615 and $453,896, respectively.

Audit-Related Fees.  The aggregate fees billed by BDO USA, LLP for assurance and related services that were reasonably related to the performance of the audit or review of Abraxas’ financial statements which are not reported in “audit fees” above, for the years ended December 31, 2011 and December 31, 2010, were $0 and $0, respectively.

Tax Fees. The aggregate fees billed by BDO USA, LLP for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2011 and December 31, 2010, were $10,250 and $6,500, respectively.

All Other Fees.  The aggregate fees billed by BDO USA, LLP for other services, exclusive of the fees disclosed above relating to financial statement audit and audit-related services and tax compliance, advice or planning, for the years ended December 31, 2011 and December 31, 2010, were $0 and $0, respectively.

Consideration of Non-audit Services Provided by the Independent Auditors.  The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining BDO USA, LLP’s independence, and has concluded that the independence of such firm has been maintained.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee approved all of the fees described above. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent public accountants are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

PROPOSAL THREE

AMENDMENT TO THE 2005 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

On May 25, 2006, the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan was approved by the stockholders.  The 2005 Employee Plan was amended on March 11, 2008 and June 29, 2009, both amendments were approved by the stockholders.  On March 9, 2012, the Abraxas Board of Directors adopted an amendment to the Abraxas Petroleum Corporation 2005 Employee Plan, the full text of which is set forth in Appendix A to this Proxy Statement.

Proposed Amendment to the 2005 Employee Plan

The purpose of the 2005 Employee Plan is to employ and retain qualified and competent personnel and promote the growth and success of Abraxas by aligning the long-term interests of Abraxas’ key employees with those of Abraxas’ stockholders by providing an opportunity to acquire an interest in Abraxas and by providing both rewards for exceptional performance and long-term incentives for future contributions to the success of Abraxas.

We provide equity-based incentives to our employees to ensure motivation over the long-term to respond to Abraxas’ business challenges and opportunities as owners rather than just as employees. At March 9, 2012, awards for an additional 294,850 shares were granted with 308,898 shares remaining for future issuance.

The Board of Directors considers availability of shares of common stock for future grants under the 2005 Employee Plan to be important to the business prospects and operations of Abraxas and believes that, after giving effect to the proposed 4,000,000 share increase to the 2005 Employee Plan, we will have sufficient awards available for grant to our employees and others for the next several years.  The additional shares will allow us to continue to provide long-term incentive awards that will assist us in attracting and hiring new employees as well as retaining key employees.

If new shares are not approved for issuance under the 2005 Employee Plan, we may be required to curtail the use of long-term incentives and the Board may consider other alternatives to compensate employees.

Shares Available.  The proposed amendment increases the number of shares of common stock available for issuance under the 2005 Employee Plan to 9,200,000 from 5,200,000 shares. If the proposed amendment is approved, the first sentence of Section 4 of the 2005 Employee Plan would read as follows:

“The shares of Common Stock reserved under this Plan shall be 9,200,000 shares of Common Stock.”

Summary of the 2005 Employee Plan

The following summary of the 2005 Employee Plan is qualified in its entirety by reference to Appendix A.  The effectiveness of the amendment to the 2005 Employee Plan is subject to approval by Abraxas stockholders.

Administration and Eligibility.  The 2005 Employee Plan is administered by the Compensation Committee of the Board of Directors and authorizes the Board to grant non-qualified stock options, incentive stock options or issue restricted stock to those persons who are employees of Abraxas.

Shares Reserved and Awards.  The 2005 Employee Plan reserves 9,200,000 shares (if approved) of Abraxas common stock, subject to adjustment following certain events, as discussed below.  The maximum annual award for any one employee is 500,000 shares of Abraxas common stock.  If options, as opposed to restricted stock, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the award, unless the employee is awarded incentive stock options and at the time of the award, owns more than 10% of the voting power of all classes of stock of Abraxas.  Under this circumstance, the exercise share price shall be no less than 110% of the fair market value on the date of the award.  Option terms and vesting schedules are at the discretion of the Compensation Committee.

Option Exercise.  An option is exercised when proper notice of exercise has been given to Abraxas, or the brokerage firm or firms approved by Abraxas, if any, to facilitate exercises and sales under the 2005 Employee Plan and full cash payment for the shares with respect to which the option is exercised has been received by Abraxas or the brokerage firm or firms, as applicable.

Stockholder Rights.  Except as otherwise provided in the 2005 Employee Plan, until the issuance of the share certificates evidencing the award shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the award shares.

Transferability of Awards.  An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the employee, only by the employee, unless the Committee permits further transferability, on a general or specific basis, in which case the Compensation Committee may impose conditions and limitations on any permitted transferability.

Termination of Awards.  Unless otherwise provided in the applicable award agreement, vested options granted under the 2005 Employee Plan shall expire and cease to be exercisable as follows:

•	three (3) months after the date of the termination of the employee, other than in circumstances covered by the following three circumstances;

•	immediately upon termination of the employee for misconduct;

•	twelve (12) months after the date of the termination of the employee if such termination was by reason of disability; and

•	twelve (12) months after the date of the death of the employee.

U.S. Federal Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the 2005 Employee Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local and foreign tax consequences.

Stock Options.  In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to Abraxas. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an incentive stock option.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. Abraxas will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to Abraxas, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an incentive stock option granted under the 2005 Employee Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option granted under the 2005 Employee Plan will be treated as a nonqualified stock option to the extent it (together with other incentive stock options granted to the participant by Abraxas) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of common stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, the participant will not recognize ordinary income in connection with such sale or exchange, and any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and Abraxas will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain following the date of exercise will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares.  A participant who receives restricted shares will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the common stock at the time the shares vest.  This amount is generally deductible for federal income tax purposes by Abraxas. Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect to recognize income under Section 83(b) of the Internal Revenue Code in the year of grant of such restricted shares. In such event, the participant will recognize income in the amount of the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the shares and Abraxas will generally be entitled to a corresponding deduction. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction, and will recognize a loss equal to the excess (if any) of the amount paid for such shares (if any) and the amount realized upon such forfeiture (if any).

Amendments.  Abraxas’ Board or the Committee may amend or terminate the 2005 Employee Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance Abraxas’ ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to the 2005 Employee Plan increases the maximum number of shares available under the plan, changes the class of individuals eligible to receive awards under the plan, or requires stockholder approval under the rules of the NASDAQ Stock Exchange or such other exchange upon which Abraxas common stock is either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of the 2005 Employee Plan.  Subject to the foregoing, it is specifically intended that the Board or Committee may amend the 2005 Employee Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the 2005 Employee Plan or any award agreement.

Adjustments.  If the outstanding shares of Abraxas’ common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of Abraxas or of another corporation, or if the number of such shares of common stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of common stock reserved for the purposes of the 2005 Employee Plan, whether or not such shares are at the time subject to outstanding awards, the number and kind of shares of stock or other securities or property into which each outstanding share of common stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be.  Outstanding awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events.  If there shall be any other change in the number or kind of the outstanding shares of Abraxas’ common stock, or of any stock or other securities or property into which such common stock shall have been changed, or for which it has been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of the 2005 Employee Plan, or in any award previously granted or which may be granted under the 2005 Employee Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the 2005 Employee Plan.
In addition, the Committee shall have the power, in the event of any merger or consolidation involving Abraxas to amend all outstanding awards to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation and to terminate each such award as of such effective date.

Estimate of Benefits.

The number of shares of restricted stock or stock options that will be awarded to the named executive officers of Abraxas is within the discretion of the Compensation Committee and therefore is not currently determinable.

Effectiveness.  The 2005 Employee Plan shall remain in effect until May 25, 2016 or until terminated under the terms of the plan or extended by an amendment approved by Abraxas stockholders.

Votes Required.  Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to amend the 2005 Employee Long-Term Equity Incentive Plan.  The enclosed form of proxy provides a means for stockholders to vote to approve the amendment to the 2005 Employee Plan, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the approval to amend the 2005 Employee Plan.   Abstentions will have the same legal effect as a vote against the proposal.  Non-votes are not considered present at the meeting for this proposal and will have no effect on the approval to amend the 2005 Employee Plan.

The Board of Directors recommends a vote “FOR” the approval to amend the 2005 Employee Long-Term Equity Incentive Plan.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Abraxas asks that you indicate your support for our executive compensation policies and practices as described in our Compensation Discussion and Analysis, accompanying tables and related narrative contained in this proxy statement beginning on page 16.  Your vote is advisory and will not be binding on the Board of Directors; however, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Compensation Committee is responsible for executive compensation and works to structure a compensation plan that reflects Abraxas’ underlying compensation philosophy of aligning the interests of our executive officers with those of our stockholders.  Key elements of this philosophy are:

•	Establishing compensation plans that deliver base salaries which are competitive with companies in our industry.

•	Rewarding outstanding performance particularly where such performance is reflected by an increase in Abraxas’ Net Asset Value.

•	Providing equity-based incentives to ensure motivation over the long-term to respond to Abraxas’ business challenges and opportunities as owners rather than just as employees.

The Board of Directors recommends a vote “FOR” the following resolution:

RESOLVED: That the stockholders approve, on an advisory basis, the compensation of Abraxas’ executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures and related material set forth in this proxy statement.

STOCKHOLDER PROPOSALS FOR 2013 ABRAXAS ANNUAL MEETING

Abraxas intends to hold its next annual meeting during the second quarter of 2013, according to its normal schedule.  In order to be included in the proxy material for the 2013 Annual Meeting, Abraxas must receive eligible proposals from stockholders intended to be presented at the annual meeting on or before January 4, 2013, directed to the Abraxas Secretary at the address indicated on the first page of this proxy statement.

According to our Amended and Restated Bylaws, Abraxas must receive timely written notice of any stockholder nominations and proposals to be properly brought before the 2013 Annual Meeting.  To be timely, such notice must be delivered to the Abraxas Secretary at the principal executive offices set forth on the first page of this proxy statement between February 4, 2013 and the close of business on March 5, 2013.  The written notice must set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Abraxas’ books, and of such beneficial owner, if any, (ii) (a) the class or series and number of Abraxas shares which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Abraxas shares or with a value derived in whole or in part from the value of any class or series of Abraxas shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Abraxas capital stock or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Abraxas shares, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any Abraxas security, (d) any short interest in any Abraxas security (for purposes of this Section 13, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the Abraxas shares owned beneficially by such stockholder that are separated or separable from the underlying Abraxas shares, (f) any proportionate interest in Abraxas shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of Abraxas shares or Derivative Instruments, if any, as of the date of such notice including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, the notice must set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.

As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor rule) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and with respect to each nominee for election or reelection to the Board of Directors, include a completed, dated and signed questionnaire, representation and agreement.
To be eligible to be a nominee for election or reelection as a director of Abraxas, a person must deliver (in accordance with the time periods prescribed above for delivery of notice) to the Secretary at the principal executive offices of Abraxas a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of Abraxas, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to Abraxas or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of Abraxas, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Abraxas with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Abraxas, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Abraxas.  Abraxas may also require any proposed nominee to furnish such other information as may reasonably be required by Abraxas to determine the eligibility of such proposed nominee to serve as an independent director of Abraxas or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

In the event that the 2013 Annual Meeting is more than 30 days from May 4, 2013 (the anniversary of the 2012 Annual Meeting), the dates for submission of proposals to be included in the proxy materials and for business to be properly brought before the 2013 Annual Meeting will change according to Abraxas’ Amended and Restated Bylaws and Regulation 14A under the Exchange Act.  A copy of Abraxas’ Amended and Restated Bylaws setting forth the advance notice provisions and requirements for submission of stockholder nominations and proposals may be obtained from the Abraxas Secretary at the address indicated on the first page of this proxy statement.

OTHER MATTERS

No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a stockholder’s vote arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of Abraxas.  If a nominee for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of Abraxas.

Upon the written request of any person whose proxy is solicited hereunder, Abraxas will furnish without charge to such person a copy of its annual report filed with the Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2011.  Such written request is to be directed to Investor Relations, 18803 Meisner Drive, San Antonio, Texas 78258.

By Order of the Board of Directors

Stephen T. Wendel
SECRETARY

San Antonio, Texas
March 30, 2012

APPENDIX A

ABRAXAS PETROLEUM CORPORATION

2005 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

(As Amended March 11, 2008, June 29, 2009 and March 9, 2012)

ABRAXAS PETROLEUM CORPORATION

2005 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

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ABRAXAS PETROLEUM CORPORATION

2005 Employee Long-Term Equity Incentive Plan

PART I

PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

SECTION 1. Purpose of this Plan.  The purposes of this Plan are to (a) employ and retain qualified and competent personnel and (b) promote the growth and success of the Company’s and its Subsidiaries’ business by (i) aligning the long-term interests of the Company’s key employees with those of the Company’s stockholders by providing an opportunity to acquire an interest in the Company and (ii) providing rewards for exceptional performance and long-term incentives for future contributions to the success of the Company and its Subsidiaries.

This Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options or Restricted Stock, at the discretion of the Committee and as reflected in the terms of the Award Agreement.  Each Award will be subject to conditions specified in this Plan.

SECTION 2.  Definitions.  As used herein, the following definitions shall apply:

(a)           “Award” means any award or benefit granted under this Plan, including Options and Restricted Stock.

(b)           “Award Agreement” means a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

(c)           “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d)           “Board” means the Company’s Board of Directors.

(e)           “Change of Control” means the first day that any one or more of the following conditions has been satisfied:

(i)         the sale, transfer, or assignment to, or other acquisition by any other entity or entities (other than a Subsidiary), of all or substantially all of the Company’s assets and business in one or a series of related transactions;

(ii)         a third person, including a “group” as determined in accordance with Section 13(d) or 14(d) of the Exchange Act, obtains the Beneficial Ownership of Common Stock having thirty percent (30%) or more of the then total number of votes that may be cast for the election of members of the Board; or

(iii)           during any 36-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that except as set forth in this Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 36-month period, shall be deemed to have satisfied such 36-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this Section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the

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Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

(iv)           a merger, consolidation, reorganization or other business combination (a “Transaction”), as a result of which the shareholders of the Company immediately prior to such Transaction own directly or indirectly immediately following such Transaction less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such Transaction.

(f)           “Change in Control Value” has the meaning set forth in Section 5(b).

(g)           “Code” means the Internal Revenue Code of 1986, as amended.

(h)           “Committee” means the Compensation Committee appointed by the Board, which shall be comprised of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code, and applicable interpretive authority under the Code, and within the meaning of  “Non-Employee Director” under SEC Rule 16b-3 promulgated under the Exchange Act).

(i)           “Common Stock” means the common stock of the Company, par value $.01 per share.

(j)           “Company” means Abraxas Petroleum Corporation, a Nevada corporation, and any successor thereto.

(k)           “Director” means a member of the Board.

(l)           “Effective Date” means the date on which the Company’s stockholders have approved this Plan in accordance with applicable NASDAQ rules, or the rules of such other exchange upon which the Company’s Common Stock is then either quoted or traded.

(m)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)           “Fair Market Value” means the closing price per share of the Common Stock on the NASDAQ as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if the NASDAQ shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its shares of Common Stock.

(o)           “Incentive Stock Option” means any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p)           “Incumbent Director” has the meaning set forth in Section 2(f)(iii).

(q)           “Misconduct” means the termination of employment for “cause” as defined in Participant’s employment agreement or in the absence of such an agreement or such a definition, “Misconduct” will mean a determination by the Committee that Participant (i) has engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (ii) is unable to satisfactorily perform or has failed to satisfactorily perform Participant’s duties and responsibilities for the Company or any affiliate, (iii) has been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (iv) has engaged in negligence or willful misconduct in the performance of his duties including, but not limited to, willfully refusing without proper legal reason to perform Participant’s duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by the Company or any affiliate as such policies or codes may be adopted from time to time, (vi) has violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement between Participant and the Company related to Participant’s employment, or (vii) has engaged in conduct that is likely to have a deleterious effect on the Company or any affiliate or their legitimate business interests including, but not limited to, their goodwill and public image.

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(r)           “NASDAQ” shall mean the NASDAQ Capital Market.

(s)           “Non-Qualified Stock Option” means an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

(t)           “Option” means a Non-Qualified Stock Option or an Incentive Stock Option granted pursuant to Section 8 of this Plan.

(u)           “Optionee” means a Participant who has been granted an Option.

(v)           “Participant” means any employee of the Company or any of its Subsidiaries that has been granted an Award.

(w)           “Plan” means this Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan, including any amendments thereto.

(x)           “Reprice” or “Repricing” shall mean the adjustment or amendment of the exercise price of Options previously awarded whether through amendment, cancellation, replacement of grants or any other means.

(y)           “Restricted Stock” means a grant of Shares pursuant to Section 9 of this Plan.

 (z)           “SEC” means the Securities and Exchange Commission.

(aa)           “Share” means one share of Common Stock, as adjusted in accordance with Section 5 of this Plan.

(bb)           “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

(cc)           “Transaction” has the meaning set forth in Section 2(f)(iv).

SECTION 3.                Administration of this Plan.

(a)           Authority.  This Plan shall be administered by the Committee.  The Committee has full and exclusive power to administer this Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe.  Notwithstanding anything herein to the contrary, the Committee’s power to administer this Plan, and actions the Committee takes under this Plan, shall be limited by the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by the full Board and/or stockholders.

(b)           Powers of the Committee.   Subject to the other provisions of this Plan, the Committee has the authority, in its discretion:

(i)           to determine the Participants to whom Awards, if any, will be granted hereunder;

(ii)           to grant Awards to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares, the number of Shares to be represented by each Award and the vesting schedule, the exercise price, the timing of such Awards, and to modify or amend each Award, with the consent of the Participant when required;

(iii)           to construe and interpret this Plan and the Awards granted hereunder;

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(iv)           to prescribe, amend, and rescind rules and regulations relating to this Plan, including the forms of Award Agreements, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that this Plan or any Award Agreement complies with applicable law, rules, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of this Plan or any Award Agreement;

(v)           to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

(vi)           to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; and

(vii)           to make all other determinations deemed necessary or advisable for the administration of this Plan;

provided, that, no consent of a Participant is necessary under clauses (i) or (v) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee, confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

(c)           Effect of Committee’s Decision.  All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any stockholder and all other persons.

(d)           Delegation.  To the extent permitted by the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate its authority and duties under this Plan to one or more persons other than its members to carry out its policies and directives, including the authority to grant Awards, subject to the limitations and guidelines set by the Committee, except that (i) the authority to grant or administer Awards with respect to persons who are subject to Section 16 of the Exchange Act, or to persons who are “covered employees” (within the meaning of Treasury Regulation, Section 1.162-27(c)(2)), shall not be delegated by the Committee; and (ii) any such delegation shall satisfy any other applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision.  Any action by any such delegate(s) within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.  Any person to whom such authority is granted shall continue to be eligible to receive Awards under this Plan, provided that such Awards are granted directly by the Committee without delegation.

SECTION 4.          Shares Subject to this Plan.

(a)           Reservation of Shares.  The shares of Common Stock reserved under this Plan shall be 9,200,000 (subject to stockholder approval) shares of Common Stock.  If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless this Plan has been terminated, become available for future Awards under this Plan.  The Shares may be authorized but unissued, or reacquired shares of Common Stock.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(b)           Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant.  Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

(c)           Securities Law Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either of such Acts, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

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(d)           Substitutions and Assumptions.  The Board or the Committee has the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder.  The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

SECTION 5.          Adjustments to Shares Subject to this Plan.

(a)           Adjustments.  If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of Common Stock theretofore reserved for the purposes of this Plan, whether or not such shares are at the time subject to outstanding Awards, the number and kind of shares of stock or other securities or property into which each outstanding share of Common Stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be.  Outstanding Awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events.  No adjustment pursuant to this Section 5 shall be deemed a Repricing of an Option or any other Award.  If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock has been changed, or for which it has been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of this Plan, or in any Award theretofore granted or which may be granted under this Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan.  In making any such substitution or adjustment pursuant to this Section 5, fractional shares may be ignored.

(b)           Amendments.  The Committee has the power, in the event of any Transaction, to (1) amend all outstanding Options to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation (2) to terminate each such Option as of such effective date and pay each holder of such Award an amount of cash per share equal to the excess, if any, of the Change in Control Value  (as hereinafter defined) of the shares subject to such Option over the exercise price under such Options for such shares.  For purposes of this subsection (b), the “Change in Control Value” shall be the per share price paid to stockholders of the Company in the Transaction, provided that in the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee will determine, in its sole and absolute discretion, the fair cash equivalent portion of the consideration offered that is other than cash.

(c)           No Other Adjustment.  Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.

PART II

TERMS APPLICABLE TO ALL AWARDS

SECTION 6.          General Eligibility and Annual Maximum Award; Procedure for Exercise of Awards; Rights as a Stockholder.

(a)           General Eligibility.  Awards may be granted only to Participants.

(b)           Maximum Annual Participant Award.  The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company shall not exceed 500,000 shares of Common Stock (subject to adjustment as set forth in Section 5(a)).

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(c)           Procedure.  An Award shall be exercised when written or electronic notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable.  The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company.  The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of and full payment for the Award.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of this Plan.

(d)           Method of Payment.  The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award must be paid by cash, check or wire transfer of immediately available funds.

(e)           Stockholder Rights.  Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

(f)           Non-Transferability of Awards.  An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

SECTION 7.         Effect of Change of Control.  Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

(a)           Acceleration.  Awards of a Participant shall be Accelerated (as defined in Section 7(b)) upon the occurrence of a Change of Control.

(b)           Definition.  For purposes of this Section 7, Awards of a Participant being “Accelerated” means, with respect to such Participant:

(i)           any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term; and

(ii)           any restriction periods and restrictions imposed on Restricted Stock shall lapse.

PART III

SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS

SECTION 8.          Grant, Terms and Conditions of Options.

(a)           Designation.  Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.  However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options.  Options shall be taken into account in the order in which they were granted.

(b)           Term of Options.  The term of each Option shall be established by the Committee in its sole and absolute discretion at the date of grant.  However, the term of each Incentive Stock Option shall be no more than 10 years from the date of grant, and, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be no more than 5 years from the date of grant.

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(c)           Vesting.  Options granted pursuant to this Section 8 shall vest pursuant to the periods, terms and conditions determined by the Committee in its sole discretion.  The Committee in its sole and absolute discretion may provide that an Option will be vested or exercisable upon (1) the attainment of one or more performance goals or targets established by the Committee; (2) the Optionee’s continued employment as an Employee with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing.  Each Option may, in the sole and absolute discretion of the Committee, have different provisions with respect to vesting and/or exercise of the Option.  To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the termination of such Optionee’s employment for any reason other than death, in which case such Options shall immediately vest in full.

(d)           Exercise Prices.

(i)           The per Share exercise price under an Incentive Stock Option shall be: (A) if granted to a Participant who, at the time of the grant of such Incentive Stock Option, owns shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than 110% of the Fair market Value per Share of the Common Stock on the date the Option is granted, or (B) if granted to any other Participant, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share of the Common Stock on the date the Option is granted.

(ii)           The per Share exercise price under a Non-Qualified Stock Option shall be no less than 100% of the Fair Market Value per Share of the Common Stock on the date the Option is granted.

(iii)           Except as otherwise provided in this Plan, in no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without stockholder approval.

(e)           Exercise.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, as provided in the applicable Award Agreement, and as are permissible under the terms of this Plan.  An Option may not be exercised for a fraction of a Share.

(f)           Expiration of Options upon Termination of Employment.  Unless otherwise provided in the applicable Award Agreement as determined by the Committee at the time of grant, Options granted under this Plan, shall expire and cease to be exerciseable as follows:

(i)           three (3) months after the date of the termination of Optionee’s employment, other than in circumstances covered by (ii), (iii) or (iv) below;

(ii)           immediately upon termination of Optionee’s employment for Misconduct;

(iii)           twelve (12) months after the date of the termination of a Optionee’s employment if such termination was by reason of disability (within the meaning of Section 22(e)(3) of the Code); and

(iv)           twelve (12) months after the date of the death of a Participant.

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 Notwithstanding the foregoing in this subsection (f), the Committee has the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the Optionee’s employment had occurred.  To the extent that the extension of the expiration date results in an Option no longer qualifying as an Incentive Stock Option, such extension shall not be effective unless Optionee approves the extension and waives any and all claims against the Committee and the Company for any losses resulting from the disqualification of the Incentive Stock Option.

SECTION 9.          Grant, Terms and Conditions of Stock Awards.

(a)           Designation.  Restricted Stock may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan.  After the Committee determines that it will offer Restricted Stock, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer.  The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee.  The term of each award of Restricted Stock shall be at the discretion of the Committee.

(b)           Vesting.  The Committee shall determine the time or times within which an Award of shares of Restricted Stock may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the Award.  The Committee may provide that vesting of such Award will occur upon (1) the attainment of one or more performance goals or targets established by the Committee, which are based on (i) percentage increases in net asset value, (ii) earnings before or after interest, taxes, depreciation, and/or amortization, (iii) general administrative expenses, and (iv) finding costs; (2) the Optionee’s continued employment or service with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing.  Subject to the applicable provisions of the Award Agreement and this Section 9, upon termination of a Participant’s employment for any reason, all Restricted Stock subject to the Award Agreement may vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.  Each Restricted Stock Award may, in the sole and absolute discretion of the Committee, have different forfeiture and vesting provisions.

PART IV

TERM OF PLAN AND STOCKHOLDER APPROVAL

SECTION 10.           Term of Plan.  This Plan shall become effective as of the Effective Date and shall continue in effect until the tenth anniversary of the Effective Date or until terminated under Section 11 of this Plan or extended by an amendment approved by the stockholders of the Company pursuant to Section 11(a).

SECTION 11.           Amendment and Termination of this Plan.

(a)           Amendment and Termination.  The Board or the Committee may amend or terminate this Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to this Plan (1) increases the maximum number of shares available under the Plan, (2) changes the class of individuals eligible to receive Awards under the Plan, or (3) requires stockholder approval under the rules of the NASDAQ, such other exchange upon which the Company’s Common Stock is either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of this Plan.  Subject to the foregoing, it is specifically intended that the Board or Committee may amend this Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of this Plan or any Award Agreement.

(b)           Effect of Amendment or Termination.  Any amendment or termination of this Plan shall not impair the rights of Participants under previously-granted Awards and such Awards shall remain in full force and effect as if this Plan had not been so amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

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SECTION 12.          Stockholder Approval.  The effectiveness of this Plan is subject to approval by the stockholders of the Company in accordance with applicable AMEX rules, or the rules of such other exchange upon which the Company’s Common Stock is either quoted or traded at the time the Plan becomes effective.

PART V

MISCELLANEOUS

SECTION 13.         Unfunded Plan.  The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust.  The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s beneficiaries or estate has any interest in any assets of the Company by virtue of this Plan.  Nothing in this Section 13 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company’s creditors.  Legal and equitable title to any funds set aside, other than any grantor trust subject to the claims of the Company’s creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future.  Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreements.

SECTION 14.         Representations and Legends.  The Committee may require each person purchasing shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the purchaser is acquiring the shares without a view to distribution thereof.  In addition to any legend required by this Plan, the certificate for such shares may include any legend which the Committee deems appropriate to reflect a restriction on transfer.

All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is listed, applicable federal or state securities laws, and any applicable corporate law, and the Committee may cause the legend or legends to be put on any such certificates to make appropriate reference to such restriction.

SECTION 15.        Assignment of Benefits.  No Award or other benefits payable under this Plan shall, except as otherwise provided under this Plan or as specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge.  Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall such benefit be subject to attachment or legal process for or against that person.

SECTION 16.        Governing Laws.  This Plan and actions taken in connection herewith shall be governed, construed and enforced in accordance with the laws of the State of Nevada.

SECTION 17.        Application of Funds.  The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

SECTION 18.         Right of Discharge.  Nothing in this Plan or in any Award or Award Agreement shall confer upon any Participant or any other individual the right to continue in the employment or service of the Company or any of its Subsidiaries, or affect any right the Company or any of its Subsidiaries may have to terminate the employment or service of any such Participant or any other individual at any time for any reason.

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FORM OF PROXY

FRONT

ABRAXAS PETROLEUM CORPORATION
18803 Meisner Drive
San Antonio, Texas 78258

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON MAY 4, 2012

The undersigned stockholder of Abraxas Petroleum Corporation, a Nevada corporation, hereby appoints Robert L.G. Watson and Barbara M. Stuckey, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Abraxas common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 4, 2012, and any adjournment thereof, with all powers which the undersigned would possess if personally present.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Abraxas dated March 30, 2012.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

BACK

ANNUAL MEETING OF STOCKHOLDERS OF
ABRAXAS PETROLEUM CORPORATION

MAY 4, 2012

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held May 4, 2012:
The proxy materials are available at http://www.abraxaspetroleum.com/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [ X ]

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
1. ELECTION OF DIRECTORS.	[ ]	[ ]	[ ]	Nominees: m W. Dean Karrash m Paul A. Powell, Jr. m Robert L.G. Watson
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
2. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS ABRAXAS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
3. TO APPROVE AN AMENDMENT TO THE ABRAXAS PETROLEUM CORPORATION 2005 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
4. TO APPROVE, BY ADVISORY VOTE, A RESOLUTION ON EXECUTIVE COMPENSATION.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted “FOR” proposals 1, 2, 3 and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
[ ]
Signature of Stockholder                                                                Date:                      Signature of Stockholder:                                                                Date:

Note: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.